UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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CITIZENS COMMUNITY BANCORP, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)
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CITIZENS COMMUNITY BANCORP, INC.
2174 EASTRIDGE CENTER
EAU CLAIRE, WISCONSIN 54701
Notice of Annual Meeting of Stockholders
to be held on June 20, 2023

The Annual Meeting of Stockholders of Citizens Community Bancorp, Inc., a Maryland corporation (the “Company” or “Citizens”), will be held at the Holiday Inn Eau Claire South located at 4751 Owen Ayres Ct, Eau Claire, Wisconsin 54701, on Tuesday, June 20, 2023, at 4:00 p.m. local time, for the following purposes:

1.	To elect Michael Conner, Francis Felber, and Michael L. Swenson to serve on our Board of Directors, each for a three-year term.
2.	To approve the ratification of the appointment of Eide Bailly LLP as Citizens’ independent registered public accounting firm for the fiscal year ending December 31, 2023.
3.	To approve a non-binding advisory proposal on executive compensation.
4.	To approve a non-binding advisory proposal on the frequency of future advisory votes on executive compensation.
5.	To take action with respect to any other matters that may be properly brought before the meeting and that might be considered by the stockholders of a Maryland corporation at their Annual Meeting.

Any action may be taken on the foregoing proposals at the annual meeting on the date specified above, or on any date or dates to which the meeting may be adjourned or postponed. Stockholders of record at the close of business on April 13, 2023 are entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.
Whether or not you plan to attend the meeting in person, you are requested to either submit your proxy via the Internet voting portal or complete, sign and date the enclosed proxy card, which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. Your vote is important to ensure that a majority of our stock is represented. The prompt return of proxy cards will save the Company the expense of further requests for proxies to ensure a quorum at the meeting. If you send in your proxy card, you may still decide to attend the annual meeting and vote your shares in person. Your proxy is revocable in accordance with the procedures set forth in the accompanying proxy statement. Stockholders holding shares in brokerage accounts (“street name” holders) who wish to vote at the annual meeting will need to obtain a proxy form and voting instructions from the institution that holds their shares.

If you have any questions or require assistance with voting your proxy card, please contact our proxy solicitor Regan & Associates at 800-737-3426.

By order of the Board of Directors
Stephen M. Bianchi, President and Chief Executive Officer, Chairman of the Board
Eau Claire, Wisconsin
April 28, 2023

CITIZENS COMMUNITY BANCORP, INC.
2174 EASTRIDGE CENTER
EAU CLAIRE, WISCONSIN 54701
Proxy Statement for the 2023 Annual Meeting of Stockholders
to be Held on June 20, 2023
Important Notice Regarding the Availability of Proxy Materials for the
2023 Annual Meeting of Stockholders to be Held on June 20, 2023:
The Notice of Annual Meeting, this Proxy Statement and the Accompanying Annual Report are Available on the Internet at: https://www.cstproxy.com/ccf/2023

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Citizens Community Bancorp, Inc. (the “Company” or “Citizens”) of proxies to be used at the Annual Meeting of Stockholders (the “Annual Meeting”) of Citizens for the purposes set forth in the accompanying Notice of Annual Meeting to be held at the Holiday Inn Eau Claire South located at 4751 Owen Ayres Ct, Eau Claire, Wisconsin 54701, on Tuesday, June 20, 2023, at 4:00 p.m. local time, and any adjournments thereof. Only stockholders of record at the close of business on April 13, 2023 will be entitled to notice of and to vote at the Annual Meeting. As used in this Proxy Statement, the term “Bank” means our wholly owned subsidiary, Citizens Community Federal N.A.

Our principal executive offices are located at 2174 EastRidge Center, Eau Claire, Wisconsin 54701. It is expected that this Proxy Statement and the form of Proxy will be mailed to stockholders on or about April 28, 2023.
GENERAL INFORMATION
Proxies and Voting Procedures
Stockholders can vote by proxy over the Internet or by mail by following the instructions on the proxy card accompanying this Proxy Statement or, if shares are held in “street name,” by completing a voting instruction form provided by your broker.

The shares represented by each validly executed proxy received by Citizens or its authorized agents in time will be voted at the Annual Meeting in accordance with the instructions thereon. If no instructions are specified in a signed proxy returned to Citizens, the shares represented thereby will be voted FOR the election of the directors listed in the enclosed proxy card, FOR the ratification of Eide Bailly LLP as Citizens’ independent registered public accounting firm for the fiscal year ending December 31, 2023, FOR the approval of the non-binding advisory proposal on executive compensation, and FOR an advisory vote on executive compensation to be held every year. If any other matters are properly presented at the Annual Meeting, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named as proxies and acting thereunder will have the authority to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. If the Annual Meeting is adjourned or postponed, a proxy will remain valid and may be voted at the adjourned or postponed meeting. As of the date of printing of this Proxy Statement, we do not know of any other matters that are to be presented at the Annual Meeting other than the matters referred to in the accompanying Notice of Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is intended that the persons named in the proxy will vote on such matters in accordance with their judgment.

Stockholders may revoke a proxy at any time before it is voted by giving us written notice or by a later executed proxy submitted via the Internet voting portal or by mail. Attendance at the Annual Meeting will not automatically revoke a proxy, but a stockholder attending the Annual Meeting may request a ballot and vote in person, thereby revoking a prior granted proxy. The cost of solicitation of proxies will be borne by Citizens. Solicitation will be made primarily by use of the mail; however, some solicitation may be made by telephone, by facsimile, by email, or in person. We have retained Regan and Associates to assist us with the solicitation of proxies for the Annual Meeting for a fee of not less than $10,000 plus a reasonable amount to cover the expenses of such solicitation firm.
Stockholders Entitled to Vote
Citizens common stock, $0.01 par value per share (the “Common Stock”), is the only class of voting security of the Company. Only stockholders of record at the close of business on April 13, 2023 (the record date) will be entitled to notice of and to vote at the Annual Meeting. On the record date, we had outstanding 10,482,821 shares of our Common Stock, entitled to one vote per share.
Quorum; Required Vote
Stockholders holding a majority of the shares of Common Stock entitled to vote at the Annual Meeting, either present in person or by proxy, shall constitute a quorum with respect to the meeting. Directors will be elected by a plurality of the votes cast at the Annual Meeting by stockholders present in person or by proxy, meaning that the three individuals receiving the largest number of votes will be elected as directors. The ratification of the appointment of the independent registered public accounting firm and the non-binding advisory proposal on executive compensation each require the affirmative vote of a majority of the votes cast at the Annual Meeting by stockholders present in person or by proxy. Abstentions and broker non-votes (i.e., shares held by brokers in street name, voting on certain matters due to discretionary authority or instructions from the beneficial owners but not voting on other matters due to lack of authority to vote on such matters without instructions from the beneficial owner) will count as present for purposes of determining quorum, but will not be counted as votes cast with regard to the election of directors or any other proposal. The Inspector of Election appointed by our Board of Directors will count the votes and ballots.

Certain shares of our issued and outstanding Common Stock are held by participants in our 401(k) Profit Sharing Plan (the “401(k) Plan”). If you hold shares of our Common Stock in the 401(k) Plan, the trustee for the 401(k) Plan will vote the shares you hold through the plan as you direct. We will provide plan participants who hold Common Stock through the 401(k) plan with forms on which participants may communicate their voting instructions. In the event that a 401(k) Plan participant fails to give timely voting instructions to the trustee of the 401(k) Plan with respect to the voting of shares of our Common Stock at the Annual Meeting that are allocated to the participant in the 401(k) Plan, then the trustee shall vote such shares in such manner as directed by the Plan Administrator.

PROPOSAL 1:
ELECTION OF DIRECTORS
It is intended that shares represented by proxies in the enclosed form will be voted FOR the election of Michael Conner, Francis Felber, and Michael L. Swenson to serve as directors for a three-year term. Our Board of Directors is divided into three classes, with the term of office of each class ending in successive years. Accordingly, three directors are to be elected at the Annual Meeting to serve as Class II directors for a term of three years expiring at our annual meeting of stockholders in 2026. The continuing directors, the Class III and Class I directors, will serve until the annual meetings of stockholders in 2024 and 2025, respectively, and until their successors are duly elected and qualified.

As indicated below, the persons nominated by our Board of Directors are incumbent directors. We anticipate that the nominees for election as directors will be candidates when the election is held. However, if any of the nominees should be unable or unwilling to serve, the proxies, pursuant to the authority granted to them by our Board of Directors, will have discretionary authority to select and vote for substituted nominees (except where the proxy withholds authority with respect to the election of directors). As noted above, our directors are elected by a plurality of the votes cast by holders of our Common Stock, which means the individuals who receive the largest number of votes cast by holders of the Common Stock entitled to vote in the election of directors are elected as directors up to the maximum number of directors (three in the case of the Annual Meeting) to be chosen at the Annual Meeting.
Information with Respect to Nominees and Continuing Directors
Below is information as of the date of this Proxy Statement about each nominee for election to our Board of Directors at the Annual Meeting and each director whose term continues after the Annual Meeting. The information presented includes information each nominee or continuing director has given Citizens about his or her age, his or her principal occupation and business experience for the past five years, and the names of other publicly-held companies of which he or she currently serves as a director or has served as a director during the past five years. The information presented also includes a description for each director of the specific experience, qualifications, attributes and skills that led to the conclusion that he or she should serve as a director. Our Governance and Nomination Committee regularly evaluates the mix of experience, qualifications, attributes and skills of the Company’s directors using a matrix of areas that the Committee considers important for Citizens’ business. In addition to the information presented below regarding the nominee’s specific experience, qualifications, attributes and skills that led the Governance and Nomination Committee to the conclusion that the nominee should serve or continue to serve as a director, the Governance and Nomination Committee also considered the qualifications and criteria described below under “Corporate Governance Matters - Director Nominations” with the objective of creating a complementary mix of directors.

Board of Directors Recommendation
The Board of Directors recommends a vote FOR the election of Michael Conner, Francis Felber, and Michael L. Swenson to serve as directors of Citizens for a three year term.

Name, Principal Occupation for Past Five Years and Directorships	Age	Director Since (1)
Nominees for election at the Annual Meeting: Class II Directors
MICHAEL CONNER	64	2018
Mr. Conner has been nominated to serve as a member of our Board. He is currently the Executive Director of PESI, Inc., a non-profit continuing education provider, and President of TBG Holdings, LLC, a commercial real estate company. Mr. Conner holds undergraduate and graduate degrees in business from the University of Wisconsin – Eau Claire. His business career spans 40 years and includes marketing/continuing education, retail and insurance. He also plays active roles in the business programs at the University of Wisconsin – Eau Claire and the Chippewa Valley Technical College. Mr. Conner is a member of the Risk Oversight Committee of the Board of Directors of the Bank (the “Risk Oversight Committee”) and the Credit Committee. Mr. Conner brings to the Board of Directors professional experience in business management, product development, marketing and executive leadership, as well as his knowledge of the Bank, all of which led to the conclusion he should serve as a director of Citizens.
FRANCIS FELBER	70	2017
Mr. Felber has served as a member of our Board since September 2017. Mr. Felber brings over 40 years of experience in the agricultural industry to the Board. His career includes time at the Minneapolis Grain Exchange as a grain merchant and merchandised grain on the Chicago Board of Trade. In 1975, Mr. Felber joined his family’s feed and grain country elevator in southern Minnesota and worked there until it was sold in 1982. He remained in the grain, feed and agronomy business until he joined Jerome Foods, Inc. (Jennie-O Turkey Store, Inc.) in 1990 to manage the Feed Ingredient Purchasing Department. In 2007, Mr. Felber founded Ag Risk Managers Insurance Agency LLC, which specializes in the risk management of crops and livestock. Mr. Felber is a member of the Governance and Nomination Committee of our Board and a member of the Credit Committee of the Board of Directors of the Bank (the “Credit Committee”). Mr. Felber brings to the Board substantial experience in the agricultural industry and extensive leadership experience, all of which led to the conclusion that he should serve as a director of Citizens.

MICHAEL L. SWENSON	72	2011
Mr. Swenson has served as a member of our Board since May 2011. Prior to his retirement in 2012, Mr. Swenson was the President and CEO of Northern States Power Company - Wisconsin (an Xcel Energy Company and an electric and natural gas utility holding company) in Eau Claire, Wisconsin and had served as an engineer in various executive roles with Xcel Energy for over a decade. Mr. Swenson is the Compensation Committee chair and a member of the Governance and Nomination Committee of our Board. The Board of Directors has appointed Michael L. Swenson to serve as the lead independent director effective as of the conclusion of the Annual Meeting and contingent upon his re-election by the stockholders at the Annual Meeting. The Board benefits from Mr. Swenson’s executive and leadership expertise, all of which led to the conclusion that he should serve as a director of Citizens.

Name, Principal Occupation for Past Five Years and Directorships	Age	Director Since (1)
Incumbent Directors: Class III Directors - Terms Expiring 2024
KRISTINA M. BOURGET	58	2018
Ms. Bourget has served as a member of our Board since March 2018. Ms. Bourget has practiced law for over 25 years in Eau Claire, Wisconsin. From 2015 through 2020, Ms. Bourget served, including as Vice President and General Counsel, at Wisconsin Independent Network (WIN). From 2013 to 2015, Ms. Bourget served as circuit court judge in Eau Claire County, Wisconsin. From 2010 until she was appointed to the bench, she was a stockholder at Bourget Law where she focused on trademark and business matters. From 1998 to 2009, Ms. Bourget served as corporate counsel at Xcel Energy where she was responsible for a wide variety of legal issues. From 1991 to 1997, Ms. Bourget practiced law with Kelly & Ryberg. Ms. Bourget graduated from the University of Wisconsin Law School (cum laude and Order of the Coif) and holds a BBA in Finance and a minor in Accounting from the University of Wisconsin-Eau Claire. Ms. Bourget is the chair of the Risk Oversight Committee of the Board of Directors of the Bank (the “Risk Oversight Committee”) and is a member of the Audit Committee and Compensation Committee of our Board. Ms. Bourget brings to the Board of Directors professional experience related to corporate law, leadership experience, and a financial background, all of which lead to the conclusion she should serve as a director of Citizens.

TIMOTHY L. OLSON	63	2018
Mr. Olson has served as a member of our Board since March 2018. Mr. Olson is Developer/Co-owner of Arrowhead Properties, LLC and former Vice President of Finance/Co-owner of Royal Construction, Inc., a commercial general contractor/construction management firm in Eau Claire, from 1999 until 2015. Mr. Olson earned his BA and MBA from UW-Eau Claire and has been licensed as a CPA in Wisconsin since 1983. Over the past 24 years, Mr. Olson has been involved in the development and financial management and ownership of a multitude of commercial & multi-family real estate properties in northwest Wisconsin. He also has served as Board Chair for the Eau Claire Chamber of Commerce. Mr. Olson is the Audit Committee Chair and a member of the Credit Committee. The Board benefits from Mr. Olson’s leadership and business acumen in the Eau Claire community and his qualification as an “audit committee financial expert” under the rules of the Securities and Exchange Commission (the “SEC”).

Name, Principal Occupation for Past Five Years and Directorships	Age	Director Since (1)
Incumbent Directors: Class I Directors - Terms Expiring 2025
STEPHEN M. BIANCHI	59	2017
Mr. Bianchi has served as a member of our Board since May 2017 and was appointed as Chairman of the Board in October 2018. Mr. Bianchi has served as President and Chief Executive Officer of the Company and President and a director of the Bank, since June 2016. Mr. Bianchi served as President and Chief Executive Officer of HF Financial Corp. and Home Federal Bank, both based in Sioux Falls, South Dakota from October 2011 through May 2016. Mr. Bianchi was a member of the board of directors of Home Federal Bank. Mr. Bianchi also served in several senior management positions at Wells Fargo Bank and Associated Bank prior to his employment with HF Financial Corp. and Home Federal Bank. Mr. Bianchi holds an MBA from Providence College and a B.S. in Finance from Providence College and has 36 years of banking experience. Among other qualifications, Mr. Bianchi brings to the Board extensive executive leadership.

JAMES D. MOLL	72	2017
Mr. Moll has served as a member of our Board since January 2018. Mr. Moll served as the Chief Financial Officer of Wells Financial Corp. (Wells) and its subsidiary, Wells Federal Bank from 1995 to 2016 and served as the Chief Executive Officer and President of Wells from 2015 until August of 2017 when the sale of Wells to the Company was completed. Mr. Moll also served on the Board of Directors of Wells from 2013 until the completion of the sale of the company in 2017. Mr. Moll holds a B.A. in Economics from St. John’s University, Collegeville, MN and a B.S. in Accounting from Minnesota State University, Mankato, MN. Mr. Moll is a member of the Compensation Committee and the Credit Committee. Mr. Moll brings substantial experience in the banking industry and extensive leadership experience, all of which led to the conclusion that he should serve as a director of Citizens.

KATHLEEN S. SKARVAN	66	2018
Ms. Skarvan was elected to our Board in June 2022. She also served as a director to the board of Citizens Community Federal N.A., our bank subsidiary, Eau Claire, WI, from November 2018 to June 2022. She is currently Chief Executive Officer and President of Electromed, Inc., where she has been employed since 2012. She also became a director of Electromed, Inc. in 2013. Ms. Skarvan served as Vice President of Operations at OEM Fabricators, Inc. from November 2011 until October 2012. Prior to her position with OEM Fabricators, Inc., she served in various roles at Hutchinson Technology Incorporated, most recently as the President of the Disk Drive Components Division from April 2007 until March 2011. As President of the Disk Drive Components Division, she managed a public company division with annual revenues in excess of $300 million. She also served as a Senior Vice President of Hutchinson Technology Incorporated from December 2010 to March 2011, and as Vice President of Sales & Marketing of the Disk Drive Components Division from October 2003 until April 2007. Ms. Skarvan has served on the Board of Trustees of the St. Cloud State University Foundation from June 2015 to June 2021. She received her bachelor’s degree from St. Cloud State University. Ms. Skarvan is a member of the Audit Committee and the Risk Oversight Committee. Ms. Skarvan brings to the Board of Directors professional experience in business operations and executive leadership roles, as well as her knowledge of the Bank, all of which led to the conclusion that she should serve as a director of Citizens.
(1)Includes service as a director of Citizens Community Federal National Association (the "Bank").

DIRECTOR COMPENSATION
General Information
Non-employee directors received cash compensation and equity-based compensation retainers for their service on our Board of Directors. The annual retainer is paid in the form of restricted stock awards. For 2022, the annual retainer awards for a twelve-month period are in the amount of $30,000 for the Lead Director and $21,000 for each other non-employee director. Each non-employee director received cash compensation of $1,000 for each Board meeting attended. Directors are members of our Compensation Committee, Audit Committee, Risk Oversight Committee and Governance and Nomination Committee. The chair of each Committee received an additional $1,000 per meeting for attendance at each Committee meeting, and each member other than the chair received $500 for attendance at each Committee meeting. Mr. Bianchi, President and Chief Executive Officer of the Company and Bank, is not paid for his services as Chairman of the Board.
Director Compensation
The following table summarizes the director compensation for all of our non-employee directors for fiscal 2022.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($)	Total ($)
Kristina M. Bourget	$25,500	$21,000	$—	$46,500
Francis E. Felber	$43,250	$21,000	$—	$64,250
James R. Lang (2)	$17,500	$10,500	$—	$28,000
Richard McHugh	$21,000	$29,988	$—	$50,988
James D. Moll	$31,000	$21,000	$—	$52,000
Timothy L. Olson	$32,000	$21,000	$—	$53,000
Kathleen S. Skarvan	$10,500	$15,988	$—	$26,488
Michael L. Swenson	$23,750	$21,000	$—	$44,750
(1) The amount in this column reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of the annual restricted stock awards. Annual restricted stock awards vest in full at the end of the then-current fiscal year, subject to pro-rata vesting for a termination of service on the Board other than for cause.
(2) Mr. Lang served on the Board through the expiration of his term on June 21, 2022.
(3) Ms. Skarvan served on the Board starting on June 21, 2022.

DIRECTORS’ MEETINGS AND COMMITTEES
Directors and Director Attendance
Our Board of Directors held 16 meetings during fiscal 2022, and during fiscal 2022 all of our directors attended at least 75% of the meetings of our Board of Directors and the committees thereof on which they served.

Executive sessions or meetings of outside (non-management) directors without management present are included on the agenda for each regularly scheduled Board of Directors meeting for a general discussion of relevant subjects. Independent directors meet in regular executive sessions throughout the year. The committees of our Board of Directors consist of the Audit Committee, the Compensation Committee, and the Governance and Nomination Committee. In addition, certain of the Company’s directors serve on committees of the Board of Directors of the Bank, including the Credit Committee and the Risk Oversight Committee. The chart below identifies our directors who, as of the date of this Proxy Statement, serve on the Company’s Audit Committee, Compensation Committee, and Governance and Nomination Committee and on the Bank’s Risk Oversight Committee, along with the number of meetings held by each such committee during fiscal 2022:

	Audit	Compensation	Governance & Nomination	Risk Oversight
Number of Meetings:
FY 2022	4	8	4	5
Name of Director:
Stephen M. Bianchi
Richard McHugh	X		X*
Kristina M. Bourget	X	X		X*
Francis E. Felber			X
James D. Moll		X
Timothy L. Olson	X*
Kathleen S. Skarvan	X			X
Michael L. Swenson		X*	X
X = committee member; * = committee chairman
Audit Committee
The Audit Committee is responsible for assisting our Board of Directors with oversight of: (1) the integrity of our financial statements; (2) our compliance with legal and regulatory requirements; (3) our independent registered public accounting firm’s qualifications and independence; (4) the performance of our internal accounting function and independent registered public accounting firm; and (5) preparing the Audit Committee Report required to be included in this Amendment. Our Audit Committee has the direct authority and responsibility to appoint, compensate, oversee and where appropriate, replace or retain our independent registered public accounting firm, and is an “audit committee” for purposes of Section 3(a)(58)(A) of the Exchange Act.

Each member of our Audit Committee is able to read and understand fundamental financial statements, including our balance sheet, income statement, and cash flow statement. Our Board of Directors has determined that at least one of the members of our Audit Committee qualifies as an “audit committee financial expert” as defined by the rules of the SEC. Our Board of Directors has determined that Mr. Olson qualifies as an “audit committee financial expert” based on his work experience and duties as a vice president of finance and co-owner of businesses and his education and qualification as a certified public accountant.

Our directors that serve as members of our Audit Committee are Ms. Bourget, Ms. Skarvan, and Messrs. McHugh and Olson. Based on the review described below under “Corporate Governance Matters - Director Independence,” our Board of Directors has determined that each member of the Audit Committee is independent under the applicable standards and rules of NASDAQ and the SEC.

Compensation Committee
The Compensation Committee, in addition to such other duties as may be specified by our Board of Directors, (1) determines the compensation levels of our Chief Executive Officer and other executive officers, including salary rates, participation in incentive compensation and benefit plans, fringe benefits, non-cash perquisites and other forms of compensation; (2) reviews and makes recommendations to our Board of Directors with respect to bank wide incentive compensation plans and equity-based plans; and (3) reviews and makes recommendations to our Board of Directors with respect to the compensation of our outside directors. The Compensation Committee also administers our restricted stock, stock option and other stock incentive plans.

Many key compensation decisions are made during the first quarter of the fiscal year as the Compensation Committee meets to: (1) review performance for the prior year under our cash bonus plan for executive officers and senior managers, (2) determine awards under our 2018 Equity Incentive Plan, and (3) set compensation targets and objectives for the coming year. However, our Compensation Committee also views compensation as an ongoing process and may convene special meetings in addition to its regularly scheduled meetings throughout the year for purposes of evaluation, planning and appropriate action.

Our directors that serve as members of our Compensation Committee are Ms. Bourget, Messrs. Moll and Swenson. Based on the review described below under “Corporate Governance Matters - Director Independence,” our Board of Directors has determined that each member of the Compensation Committee is independent, is a non-employee director and is an outside director under the applicable standards and rules of NASDAQ, the SEC and the Internal Revenue Service, respectively.
Governance and Nomination Committee
The Governance and Nomination Committee is responsible for assisting our Board of Directors by: (1) identifying individuals qualified to become members of our Board of Directors and its committees; (2) recommending to our Board of Directors nominees for election to the Board at the annual meeting of stockholders; (3) developing and recommending to our Board of Directors a set of corporate governance principles applicable to Citizens and generally taking a leadership role in shaping the corporate governance of Citizens; and (4) assisting our Board of Directors in assessing director performance and the effectiveness of the Board of Directors as a whole.

Our directors that serve as members of our Governance and Nomination Committee are Messrs. Felber, McHugh and Swenson. Based on the review described below under “Corporate Governance Matters - Director Independence,” our Board of Directors has determined that each member of the Governance and Nomination Committee is independent under the applicable standards and rules of NASDAQ.

Risk Oversight Committee
The Risk Oversight Committee is a committee of the Board of Directors of the Bank and assists the Boards of the Company and the Bank in fulfilling risk oversight duties and responsibilities. The Risk Oversight Committee is responsible for: (1) reviewing, assessing and making recommendations regarding material issues, trends and circumstances that affect enterprise risks; (2) reviewing and assessing management’s risk identification procedures, risk mitigation plans and risk management and control systems; and (3) working in concert with other Board committees of the Company and the Bank to ensure that the risk oversight responsibilities of the enterprise as a whole are exercised in an integrated and coordinated manner.

Our directors that serve as members of our Risk Oversight Committee are Ms. Bourget and Ms. Skarvan.

Charters of Committees
The Board of Directors has adopted, and may amend from time to time, a written charter for each of the Audit Committee, Compensation Committee and Governance and Nomination Committee. Citizens maintains a website at www.ccf.us. Citizens makes available on its website, free of charge, copies of each of these charters. Citizens is not including the information contained on or available through its website as a part of, or incorporating such information by reference into, this proxy statement.

CORPORATE GOVERNANCE MATTERS
Director Independence
Our Board of Directors is comprised of a majority of independent directors as defined in Rule 5605(a)(2) of the Marketplace Rules of the NASDAQ. Our Board of Directors has reviewed the independence of our directors and the nominees for election to the Board at the Annual Meeting under the applicable standards of NASDAQ. Based on this review, our Board of Directors determined that each of the following directors and nominees is independent under those standards:

(1) Richard McHugh	(5) James D. Moll
(2) Kristina M. Bourget	(6) Timothy L. Olson
(3) Michael Conner	(7) Kathleen S. Skarvan
(4) Francis E. Felber	(8) Michael L. Swenson

In addition, the Board has determined that (i) each member of our Audit Committee is independent as defined in Exchange Act Rule 10A-3 and (ii) each member of our Compensation Committee is an independent director and is a non-employee director under the applicable standards and rules of NASDAQ and the SEC, respectively.
Board Leadership Structure
In October 2018, the Board of Directors determined that it would serve our best interests and the best interests of our stockholders to appoint Mr. Bianchi to hold the position of Chairman of the Board of Directors. Stephen M. Bianchi has served as the Chief Executive Officer of Citizens since June 2016. In connection with this appointment, Mr. McHugh was appointed as the lead independent director, or “Lead Director,” by the independent directors. Richard McHugh served as the Chairman of the Board from 1988-2018 and is an independent director under the applicable standards of NASDAQ. The Board of Directors has appointed Michael L. Swenson to serve as the lead independent director contingent effective as of the conclusion of the Annual Meeting and contingent upon his re-election by the stockholders at the Annual Meeting. Mr. Swenson is an independent director under the applicable standards of NASDAQ.
The Board believes that this leadership structure is appropriate at this time given Mr. Bianchi’s ability to provide unified leadership for the Company, promote the development and implementation of corporate strategy, and contribute to a more efficient and effective board as both the Chairman and Chief Executive Officer. The Board determined that the combined leadership by our Chief Executive Officer, our experienced Lead Director and our other independent directors facilitates the processes and controls that support a strong and independent Board and strengthens the cohesiveness and effectiveness of the Board as a whole.

Also in October 2018, the Board of Directors adopted Corporate Governance Guidelines which establish the position of Lead Director in the event the positions of Chairman and Chief Executive Officer are held by the same person. Under our Corporate Governance Guidelines, the Lead Director will:

1.Preside at meetings of the Board at which the Chairman is not present, including the executive sessions of the independent members of the Board, and provide feedback to the Chairman and other senior executives, as appropriate, from such executive sessions of the independent directors.
2.Serve as the principal liaison between the independent directors and the Chairman on Board issues, and facilitate timely communication between the CEO and the Board, without impeding or replacing direct communication between the Chairman and other directors.
3.Collaborate with the Chairman to approve the schedules and agendas for meetings of the Board.
4.Call meetings of the independent directors of the Company and set the agendas for such meetings; and brief the Chairman on issues arising out of such meetings.
5.Recommend to the Governance and Nomination Committee selections for the membership and chairman positions for each Board committee.
6.Respond directly to stockholder and other stakeholder questions and comments that are directed to the Lead Director or the independent directors as a group.
7.Be authorized to communicate directly with and retain outside advisors and consultants to the Board regarding Board-wide issues.

8.As requested by the Chairman of the Governance and Nomination Committee and to the extent the Lead Director is not serving on the Governance and Nomination Committee, participate in interviews for nominees to the Board.
9.Provide his or her unique perspective, as Lead Director, in connection with the annual formal evaluation by the Compensation Committee of the CEO’s performance.
10.Receive notice of all committee meetings and have the ability to attend and observe (in an ex officio capacity) from time to time committee meetings where appropriate to facilitate the execution of the Lead Director’s duties.

The Board’s Role in Risk Oversight
The role of our Board of Directors in Citizens’ risk oversight process includes receiving reports and presentations from members of our senior management on areas of material risk to Citizens, including operational, financial, legal and regulatory, strategic and reputational risks, and any measures taken or recommended by our management to mitigate risk. The Board coordinates with the Risk Oversight Committee of the Bank, which is authorized to oversee and periodically review Citizens’ enterprise risk assessment and enterprise risk management policies to engage our management directly in carrying out this risk oversight function.

As noted above, our Risk Oversight Committee is responsible for assisting our Board of Directors with its oversight of enterprise risk assessment and enterprise risk management policies. In addition, the Board has delegated certain oversight responsibilities to our Audit and Compensation Committees. Our Audit Committee has oversight responsibility for major financial risk exposures and management actions taken to monitor, control and report such exposures. This includes oversight responsibility for the quality and integrity of the financial reporting practices of Citizens. Our Compensation Committee has oversight responsibility to ensure that compensation programs and practices of Citizens do not encourage unreasonable or excessive risk-taking and that any risks are subject to appropriate controls. As part of this process, Citizens (with the oversight of the Compensation Committee) designs its overall compensation programs and practices, including incentive compensation for both executives and non-executive employees, in a manner intended to support its strategic priorities and initiatives to enhance long-term sustainable value without encouraging unnecessary or unreasonable risk-taking. At the same time, we recognize that our goals cannot be fully achieved while avoiding all risk. The Compensation Committee (along with assistance from management) periodically reviews Citizens’ compensation programs and practices in the context of its risk profile, together with its other risk mitigation and risk management programs, to ensure that these programs and practices work together for the long-term benefit of Citizens and its stockholders. Based on its recently completed review of our compensation programs, the Compensation Committee concluded that Citizens’ incentive compensation policies for both executive and non-executive employees have not materially and adversely affected Citizens by encouraging unreasonable or excessive risk-taking in the recent past, are not likely to have a material adverse effect in the future and provide for multiple and reasonably effective safeguards to protect against unnecessary or unreasonable risk-taking.

Environmental, Social and Governance (ESG)

We focus on social responsibility as an employer, industry participant and provider of banking services to the communities we serve, and we strive to commit resources and team member participation throughout these communities. As we continue to grow, we value each community and the many organizations and groups that make them unique. We work closely with local organizations, business leaders and governments on community development initiatives that assist families, children and members of the respective community. We will continue to build mutually beneficial relationships with our customers for the strength of our banking communities. As part of this commitment, in 2022 we supported our employees’ volunteerism at the following organizations (among others): Boys and Girls Club, United Way, Habitat for Humanity, and Junior Achievement, as well as local economic development organizations and food pantries in our communities.
In response to challenges created by the COVID-19 pandemic, our Chief Executive Officer and Chief Financial Officer donated paid-time-off hours to other Citizens employees (in aggregate valued at $7,500) to support their colleagues experiencing hardship.
During 2022, women comprised 70% of our total workforce and 59% of supervisory and management positions. In early 2022, we conducted an employee engagement survey that resulted in a 91.4% participation rate and an overall engagement score (meaning, based on questions asked and answered by participating employees, the percentage of employees who are considered “engaged” in their jobs) of 87.1% versus the bank and credit union average score of 78.9%.

Communications between Stockholders and the Board of Directors
Our stockholders may communicate with the Board or any individual director by directing such communication to our Corporate Secretary at the address of our corporate headquarters, 2174 EastRidge Center, Eau Claire, Wisconsin 54701. Each such communication should indicate that the sender is a stockholder of the Company and that the sender is directing the communication to one or more individual directors or to the Board as a whole.

All communications will be compiled by our Corporate Secretary and submitted to the Board of Directors or the individual directors on a monthly basis unless such communications are considered, in the reasonable judgment of our Corporate Secretary, to be improper for submission to the intended recipient(s). Examples of stockholder communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to Citizens or our business or communications that relate to improper or irrelevant topics. Our Corporate Secretary may also attempt to handle a communication directly where appropriate, such as where the communication is a request for information about Citizens or where it is a specific stockholder matter.

Attendance of Directors at Annual Meetings of Stockholders
We do not have a formal policy regarding the attendance of our directors and nominees for election as directors at our annual meeting of stockholders, but the Company does encourage its directors to attend its annual meeting. All of our directors who were members of the board as of the date of the 2022 Annual Meeting attended the annual meeting of stockholders held on June 21, 2022.

Code of Business Conduct and Ethics and Corporate Governance Guidelines
Codes of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, including our Chief Executive Officer and Chief Financial Officer. A copy of our Code of Business Conduct and Ethics is available free of charge on our website at www.ccf.us or in print upon written request to Citizens Community Bancorp, Inc., 2174 EastRidge Center, Eau Claire, Wisconsin 54701, Attention: Stephen M. Bianchi. We intend to disclose any amendment to or waiver from a provision of our Code of Business Conduct and Ethics that requires disclosure on our website at www.ccf.us.
Corporate Governance Guidelines
We adopted Corporate Governance Guidelines in October 2018 to assist our Board, the board of the Company’s subsidiary and their respective committees in performing their responsibilities. In September 2022, we adopted amended Corporate Governance Guidelines to update our director and officer stock ownership guidelines, as described below. The Corporate Governance Guidelines address, among other things, our board and board committee composition and responsibilities, director qualifications standards and selection of the Chairman and Lead Director of the Board. A copy of our Corporate Governance Guidelines is available free of charge on our website at www.ccf.us or in print upon written request to Citizens Community Bancorp, Inc., 2174 EastRidge Center, Eau Claire, Wisconsin 54701, Attention: Stephen M. Bianchi.
Stock Ownership Guidelines
We believe that promoting share ownership aligns the interests of our directors with those of our stockholders and provides strong motivation to build stockholder value. Under our Corporate Governance Guidelines established in 2018 and amended in 2022, directors, as well as our Named Executive Officers should own certain target levels of shares of a value equal to at least a director’s current yearly base retainer compensation for service on the Board. The Board’s stock ownership guidelines for directors of the Company are that (i) within one year of being elected, directors should own Company common stock equal in value to at least a director’s current yearly base compensation for service on the Board, (ii) within three years of being elected directors should own Company common stock equal in value to at least 2.5 times a director’s then current yearly base compensation for service on the Board, and (iii) within five years of being elected directors should own Company common stock equal in value to at least 5 times a director’s then current yearly base compensation for service on the Board. The Board’s stock ownership guidelines for the Chief Executive Officer are that (i) within one year of being appointed, the Chief Executive Officer should own Company common stock equal in value to at least the Chief Executive Officer’s current yearly base compensation for employment with the Company, (ii) within two and one half years of being appointed, the Chief Executive Officer should own Company common stock equal in value to at least 2 times the Chief Executive Officer’s then current yearly base compensation for employment with the Company, and (iii) within five years of being appointed, the Chief Executive Officer should own Company common stock equal in value to at least 3 times the Chief Executive Officer’s then current yearly base compensation for employment with the Company. The Board’s stock ownership guidelines for Named Executive Officers of the Company other than the Chief Executive Officer are that (i) within one year of being appointed, such Named Executive

Officers should own Company common stock equal in value to at least the applicable officer’s current yearly base compensation for employment with the Company, (ii) within two and one half years of being appointed, such Named Executive Officers should own Company common stock equal in value to at least 1.5 times the applicable officer’s then current yearly base compensation for employment with the Company, and (iii) within five years of being appointed, such Named Executive Officers should own Company common stock equal in value to at least 2 times the applicable officer’s then current yearly base compensation for employment with the Company. As of December 31, 2022, all of our current directors owned shares of Common Stock in accordance with the stock ownership guidelines applicable to him or her. Each of the Company’s Chief Executive Officer and the Chief Financial Officer has self-funded significant portions of his respective ownership in Company stock.
Hedging and Pledging Policy
Our Insider Trading Policy for Directors and Officers and our Insider Trading Policy for Employees, which were most recently updated in 2022, prohibit all directors, officers employees, or their related persons or entities as described in the policy from purchasing any Company securities on margin, including any Company securities in margin accounts, pledging Company securities as collateral for a loan, engaging in hedging or monetization transactions or similar arrangements with respect to Company securities, conducting short sales of the Company’s securities, or purchasing or selling puts or calls of the Company’s securities for speculative purposes.
Director Nominations
We have a standing Governance and Nomination Committee. Based on the review described above under “Corporate Governance Matters - Director Independence,” our Board of Directors has determined that each member of the Governance and Nomination Committee is independent under the applicable standards of NASDAQ.
The Governance and Nomination Committee will consider director nominees recommended by stockholders. A stockholder who wishes to recommend a person or persons for consideration as a nominee for election to the Board of Directors must send a written notice by mail, c/o Secretary, Citizens Community Bancorp, Inc., 2174 EastRidge Center, Eau Claire, Wisconsin 54701, that sets forth: (1) the name, address (business and residence), date of birth and principal occupation or employment (present and for the past five years) of each person whom the stockholder proposes to be considered as a nominee; (2) the class, series and number of all Company securities, if any, which are owned (beneficially or of record) by each nominee, (3) whether and the extent to which each nominee, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (a) manage risk or benefit of changes in the price of Company securities for each such nominee or (b) increase or decrease the voting power of each such nominee in the Company disproportionately to such person’s economic interest in the Company securities; (4) any other information regarding such proposed nominee that would be required to be disclosed in a definitive proxy statement to stockholders prepared in connection with an election of directors pursuant to section 14(a) of the Securities Exchange Act of 1934 or as is required by the Company’s Amended and Restated Bylaws (the “Bylaws”); (5) the name and address as they appear on the Company’s books and of the beneficial owner, if any, on whose behalf the nomination is made; (6) the class, series and number of all Company securities, if any, which are owned (beneficially or of record) by such stockholder; (7) whether and the extent to which such stockholder, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (a) manage risk or benefit of changes in the price of Company securities for such stockholder or (b) increase or decrease the voting power of such stockholder in the Company disproportionately to such person’s economic interest in the Company securities; (8) a description of any plans or proposals which such stockholder may have with respect to any Company securities that would be required to be disclosed pursuant to Item 4 of Exchange Act Schedule 13D and all arrangements or understandings between such stockholder and the nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, including, without limitation, any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D, regardless of whether the requirement to file a Schedule 13D is applicable; (E) a representation that such stockholder, or such stockholder’s duly-authorized proxy, intends to appear in person and at the meeting to nominate the persons named in its notice; (9) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other persons pursuant to which the nomination(s) are to be made; (10) a representation that the recommending stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (11) a representation that such stockholder or nominee intends or is part of a group which intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of the nominee in accordance with Rule 14a-19 of the Exchange Act.

We may require any proposed nominee to furnish additional information as may be reasonably required to determine the qualifications of such proposed nominee to serve as a director. Stockholder recommendations will be considered only if received in accordance with the advance notice provisions contained in our Bylaws.
It is the policy of the Governance and Nomination Committee to consider any nominee recommended by a stockholder in accordance with the preceding paragraph under the same criteria as any other potential nominee. The Governance and Nomination Committee believes that a nominee recommended for a position on our Board of Directors must have an appropriate mix of director characteristics, experience, skills, and diversity, including race, gender and culture. Qualifications of a prospective nominee that may be considered by the Governance and Nomination Committee include:
•business experience;
•education;
•integrity and reputation;
•independence;
•conflicts of interest;
•diversity;
•age;
•number of other directorships and commitments;
•tenure on the Board and committee meetings;
•attendance at Board and committee meetings;
•stock ownership;
•specialized knowledge; and
•commitment to the Company’s communities and shared values.
The Governance and Nomination Committee believes that diversity of viewpoints, backgrounds, skills, experience and expertise is a key attribute for directors. As a result, the committee seeks to have a diverse Board that is representative of our Company’s customer, employee and stockholder base. The committee carefully considers diversity when considering nominees for director and periodically reviews its recruitment and selection protocols to ensure that diversity remains a component of each director search.

Board Diversity
Our Board is committed to building a Board with diverse experiences and backgrounds. Our Corporate Governance Guidelines state that the Governance and Nominating Committee may consider, among other things, certain self-identified diversity characteristics, including race, gender, ethnicity, religion, nationality, disability, sexual orientation or cultural background, when determining an individual’s specific experience, qualifications, attributes or skills for membership on the Board. Additionally, the charter of our Governance and Nominating Committee states that the committee will advise the Board on a set of criteria for Board membership, including diversity.

Board Diversity Matrix as of April 28, 2023

Total Number of Directors			8
	Female	Male		Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	6		0	0
Part II: Demographic Background
African American or Black	0	0		0	0
Alaskan Native or Native American	0	0		0	0
Asian	0	0		0	0
Hispanic or Latinx	0	0		0	0
Naative Hawaiian or Pacific Islander	0	0		0	0
White	2	6		0	0
Two or More Races or Ethnicities	0	0		0	0
LGBTQ+			0
Did Not Disclose Demographic Background			0

AUDIT COMMITTEE MATTERS
Report of the Audit Committee
The Audit Committee is currently comprised of three members of our Board of Directors. Based upon the review described above under “Corporate Governance Matters - Director Independence,” our Board of Directors has determined that each member of the Audit Committee is independent as defined in the applicable standards and rules of NASDAQ and the SEC. The duties and responsibilities of our Audit Committee are set forth in the Audit Committee Charter.
In accordance with its written charter adopted by the Board of Directors, the Audit Committee has oversight responsibility for the quality and integrity of the financial reporting practices of Citizens. While the Audit Committee has oversight responsibility, the primary responsibility for our financial reporting, disclosure controls and procedures and internal control over financial reporting and related internal controls and procedures rests with management, and Citizens’ independent registered public accounting firm is responsible for auditing our financial statements. In discharging its oversight responsibility as to the audit process, the Audit Committee has taken the following actions with respect to Eide Bailly LLP (Eide Bailly), its independent registered public accounting firm for the fiscal year ended December 31, 2022:
•reviewed and discussed our audited consolidated financial statements for the fiscal year ended December 31, 2022 with our management and with our independent registered public accounting firm;
•discussed with our independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 1301, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board in Rule 3200T;
•received and discussed with our independent registered public accounting firm the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the audit committee concerning independence; and

•discussed with our independent registered public accounting firm without management present the independent registered public accounting firm's independence.
Based on such review and discussions with management and with the independent registered public accounting firm, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K, for the fiscal year ended December 31, 2022, for filing with the SEC.
AUDIT COMMITTEE:
Timothy L. Olson - Chairman
Kristina M. Bourget
Richard McHugh
Kathleen S. Skarvan

Fees of Independent Registered Public Accounting Firm
The following table summarizes the fees we were billed for audit and non-audit services rendered by our independent registered public accounting firm, Eide Bailly, during fiscal years 2022 and 2021.

Service Type	Fiscal Year Ended December 31, 2022	Fiscal Year Ended December 31, 2021
Audit Fees (1)	$274,000	$263,500
Audit Related Fees (2)	20,000	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees Billed	$294,000	$263,500
(1)Includes fees incurred in connection with the integrated audit of our annual consolidated financial statements, audit of internal control over financial reporting, and the review of the interim consolidated financial statements included in our quarterly reports filed with the SEC, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits, consents and assistance with and review of documents filed with the SEC and administrative and out of pocket expenses.
(2)Includes audit related fees for ASC 326 adoption on January 1, 2023.

The Audit Committee of our Board of Directors considered that the provision of the services and the payment of the fees described above are compatible with maintaining the independence of our independent registered accounting firm for each applicable year.
The Audit Committee is responsible for reviewing and pre-approving any non-audit services to be performed by our independent registered public accounting firm. The Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy. The Audit Committee reviews and, if appropriate, approves non-audit service engagements in accordance with the terms of such policy, taking into account the proposed scope of the non-audit services, the proposed fees for the non-audit services, whether the non-audit services are permissible under applicable law or regulation and the likely impact of the non-audit services on the independence of the independent registered public accounting firm.

Each new engagement of our independent registered public accounting firm to perform non-audit services set forth in the table above has been approved in advance by the Audit Committee pursuant to the foregoing procedures.

TRANSACTIONS WITH RELATED PERSONS
Our Audit Committee is responsible for the review and approval of all related party transactions requiring disclosure under Item 404 of Regulation S-K. Related party transactions include any transaction, arrangement or relationship in which (i) we have been or are to be a participant, (ii) the amount involved exceeded or will exceed $120,000 and (iii) any of our directors, nominees for director, executive officers, holders of more than 5% of our common stock, or any member of their immediate families or person sharing their household had or will have a direct or indirect material interest. There were no transactions requiring disclosure under Item 404 of Regulation S-K during the 2022 fiscal year.

The Bank also has a written policy of granting loans to officers and directors. Loans to directors and executive officers are made in the ordinary course of business and on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Citizens, in accordance with the

Bank’s underwriting guidelines, and do not involve more than the normal risk of collectability or present other unfavorable features.

EXECUTIVE OFFICERS
The following table sets forth the name, age, current position and principal occupation and employment during the past five years of our executive officers. The information presented includes information each executive officer has given the Company about his or her age and his or her principal occupation and business experience for the past five years:

Name	Age	Current Position	Other Positions
Stephen M. Bianchi	59	President and Chief Executive Officer of the Company and President and a director of the Bank, since June 2016, and member of our Board since May 2017 and chairman of our Board since October 2018.
Mr. Bianchi served as President and Chief Executive Officer of HF Financial Corp. and Home Federal Bank, both based in Sioux Falls, South Dakota from October 2011 through May 2016. Mr. Bianchi was a member of the board of directors of Home Federal Bank. Mr. Bianchi also served in several senior management positions at Wells Fargo Bank and Associated Bank prior to his employment with HF Financial Corp. and Home Federal Bank. Mr. Bianchi holds an MBA from Providence College and a B.S. in Finance from Providence College and has 36 years of banking experience.

Name	Age	Current Position	Other Positions
James S. Broucek	59	Chief Financial Officer, and Principal Accounting Officer of the Company and the Bank since October 31, 2017, and Treasurer of the Company since January 17, 2018.	Mr. Broucek served as a Senior Manager of Wipfli LLP from December 2013 through October 2017. Before joining Wipfli, Mr. Broucek held several positions with TCF Financial Corporation and its subsidiaries from 1995 to 2013, with his last position being Treasurer of TCF Financial. Prior to joining TCF Financial, Mr. Broucek served as the Controller of Great Lakes Bancorp. Mr. Broucek holds a B.A. in Business with a concentration in Accounting and Mathematics from Hope College and has 36 years of banking experience.

SECURITY OWNERSHIP
The following table sets forth information regarding the beneficial ownership of shares of our Common Stock as of April 13, 2023 by (1) each director, director nominee and named executive officer (as defined below), (2) all directors and executive officers as a group, and (3) each person or other entity known by us to beneficially own more than 5% of our outstanding Common Stock.

The following table is based on information supplied to us by the directors, officers and stockholders described above or in information otherwise publicly available in filings with the SEC. We have determined beneficial ownership in accordance with the rules of the SEC. Unless otherwise indicated, the persons and entities included in the table have sole voting and investment power with respect to all shares beneficially owned, except to the extent authority is shared by spouses under applicable law. Shares of our Common Stock subject to options that are either currently exercisable or exercisable within 60 days of April 13, 2023 are treated as outstanding and beneficially owned by the option holder for the purpose of computing the percentage ownership of the option holder. However, these shares are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The table lists applicable percentage ownership based on 10,482,821 shares outstanding as of April 13, 2023.

Unless otherwise indicated, the address for each person listed below is 2174 EastRidge Center, Eau Claire, Wisconsin 54701.

Name	Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned
Principal Stockholders:
FJ Capital Management LLC and its principal Martin S. Friedman (1)	1,057,549	10.09%
The Banc Funds Company, L.L.C. (2)	875,331	8.35%
AllianceBernstein L.P. (3)	806,364	7.69%
Manulife Financial Corporation (4)	645,923	6.16%

Directors and Executive Officers:
Richard McHugh, Director (5)	225,196	2.15%
Stephen M. Bianchi, Chairman, CEO, Principal Executive Officer, Director (6)	139,203	1.33%
James D. Moll, Director (7)	45,994	*
Francis E. Felber, Director (8)	33,437	*
Timothy L. Olson, Director (9)	18,320	*
Michael L. Swenson, Director (10)	16,307	*
Kristina M. Bourget, Director (11)	16,265	*
Kathleen S. Skarvan (12)	6,708	*
Michael Conner, Director Nominee (13)	11,393
James S. Broucek, CFO, Principal Accounting Officer (14)	67,801	*
All directors and executive officers as a group (10 persons) (13)	580,624	5.54%

*	Denotes less than 1%

(1)
Based on Form 3/A filed with the SEC on February10, 2022 by Martin Friedman. Martin S. Friedman (“Friedman”) is the managing member of FJ Capital, which is the managing member of and investment adviser to Financial Opportunity Fund LLC (“FOF”), Financial Hybrid Opportunity Fund LLC (“FHOF”), and Financial Hybrid Opportunity SPV 1 LLC (“HSPV”) (FOF, FHOF and HSPV, collectively, the “Funds”), each of which beneficially owns shares of the common stock of Citizens. FOF holds 267,687 shares, FHOF holds 275,217 shares, and HSPV holds 408,690 shares, and Friedman holds 105,955 shares. Friedman, in his capacity as Managing Member of FJ Capital, has voting and dispositive power over the Shares held by the Funds. Friedman has disclaimed beneficial ownership of the shares held by the Funds. The address of Friedman and the Funds is c/o FJ Capital Management LLC, 7901 Jones Branch Dr. Suite 210, McLean, VA 22102.

(2)
Based on the Schedule 13G/A filed with the SEC on February 6, 2023 jointly by Banc Fund IX L.P. (“BF IX”), an Illinois Limited Partnership, Banc Fund X L.P. (“BF X”), an Illinois Limited Partnership, and TBFC Financial Technologies Fund L.P. (collectively, the “Banc Fund Reporting Persons”). The general partner of BF IX is MidBan IX L.P. ("MidBan IX"), whose principal business is to be a general partner of BF IX. The general partner of BF X is MidBan X L.P. ("MidBan X"), whose principal business is to be a general partner of BF X. The general partner of TBFC Financial Technologies Fund L.P. is MidBan XI L.P. ("MidBan XI"), whose principal business is to be a general partner of TBFC Financial Technologies Fund L.P. The general partner of MidBan IX, MidBan X, and MidBan XI is The Banc Funds Company, L.L.C., ("TBFC"), whose principal business is to be a general partner of MidBan IX, MidBan X, and MidBan XI. TBFC is an Illinois corporation whose principal shareholder is Charles J. Moore. Mr. Moore has been the manager of BF IX, BF X and TBFC Financial Technologies Fund L.P., since their respective inceptions. As manager, Mr. Moore has voting and dispositive power over the securities of the issuer held by each of those entities. As the controlling member of TBFC, Mr. Moore will control TBFC, and therefore each of the Partnership entities directly and indirectly controlled by TBFC. The address of the Banc Fund Reporting Persons is 20 N. Wacker Drive, Suite 3300, Chicago, IL 60606.

(3)
Based on Schedule 13G filed with the SEC on February 14, 2023 by AllianceBernstein L.P. (“AllianceBernstein”). The principal business office of AllianceBernstein is 1345 Avenue of the Americas, New York, NY 10105.

(4)
Based on the Schedule 13G filed with the SEC on February 14, 2023 jointly by Manulife Financial Corporation (“MCF”) and Manulife Investment Management (US) LLC (“MIM (US)”). MIM (US) is an indirect, wholly-owned subsidiary of MCF. The principal business office of MFC is located at 200 Bloor Street East, Toronto, Ontario, Canada, M4W 1E5. The principal business office of MIM (US) is located at 197 Clarendon Street, Boston, Massachusetts 02116.

(5)
Consists of 34,596 shares of our common stock held by Mr. McHugh’s spouse, of which 321 shares are held by his spouse as custodian for her grandchildren (Mr. McHugh disclaims beneficial ownership of the shares held by his spouse except to the extent of his pecuniary interest therein), and 190,600 shares of our common stock owned directly by Mr. McHugh.

(6)
Consists of 66,703 shares of our common stock owned directly by Mr. Bianchi, 52,500 shares held in his self-directed IRA and 20,000 shares of our common stock subject to stock options, which are currently exercisable or exercisable within 60 days.

(7)	Consists of 35,570 shares of our common stock owned directly by Mr. Moll and 10,424 shares held in his self-directed IRA.
(8)
Consists of 13,057 shares of our common stock owned directly by Mr. Felber, 12,690 shares of our common stock held in his self-directed IRA and 7,690 shares held by AG Risk Managers Insurance Agency, LLC, of which Mr. Felber is a member and president. Mr. Felber disclaims beneficial ownership of the shares held by AG Risk Managers Insurance Agency, LLC except to the extent of his pecuniary interest therein.

(9)	Consists of 18,320 shares of our common stock owned directly by Mr. Olson.
(10)	Consists of 10,857 shares of our common stock owned directly by Mr. Swenson and 5,450 shares of our common stock held in his self-directed IRA.
(11)	Consists of 16,265 shares of our common stock owned directly by Ms. Bourget.
(12)	Consists of 6,708 shares of our common stock owned directly by Ms. Skarvan.
(13)	Consists of 11,393 shares of our common stock owned directly by Mr. Conner. Mr. Conner also holds voting and disposition power over 147,330 shares of our common stock held by PESI, Inc., a non-profit continuing education provider, of which he serves as the Executive Director. Mr. Conner disclaims beneficial ownership of these shares as he has no pecuniary interest in these shares.
(14)
Consists of 18,877 shares of our common stock owned directly by Mr. Broucek, 40,924 shares of our common stock held in his self-directed IRA and 8,000 shares of our common stock subject to stock options, which are currently exercisable or exercisable within 60 days.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act, requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of beneficial ownership on Form 3 and reports of changes in beneficial ownership of our equity securities on Form 4 or 5. The rules promulgated by the SEC under section 16(a) of the Exchange Act require those persons to furnish us with copies of all reports filed with the SEC pursuant to section 16(a).

Based solely upon a review of copies of such forms furnished to us, or written representations from our directors and officers, we believe that during the fiscal year period ended December 31, 2022, all reports required by Section 16(a) to be filed by our directors, executive officers and 10% stockholders were filed with the SEC on a timely basis.

EXECUTIVE COMPENSATION
The following section describes Citizen’s fiscal 2022 executive compensation program. This analysis provides detailed compensation information for each of our named executive officers, or NEOs. For fiscal 2022, our NEOs are:

Name	Title
Stephen M. Bianchi	President and Chief Executive Officer
James S. Broucek	Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Executive Summary
Key Executive Compensation Actions. The Compensation Committee took the following key actions regarding fiscal 2022 executive compensation:
•Incentive Compensation. In fiscal 2022, Citizens granted restricted shares to certain of its named executive officers and management team. Equity was awarded in recognition of Citizens performance, as well as the need to retain its executives and senior management and align their interests with the interest of our stockholders.
•Short Term Incentive Compensation. In fiscal 2022, the Compensation Committee approved Short Term Incentive Compensation plans with awards payable in 2023. These awards are intended to motivate and reward achievement of specific annual performance goals to align executives with the Company’s strategic plan and critical performance goals.
•Long Term Incentive Compensation. In fiscal 2022, the Compensation Committee approved Long Term Incentive Compensation plans with awards payable in 2023. These awards are intended to motivate and reward achievement of specific annual performance goals to align executives with the Company’s strategic plan and critical performance goals.
NEO Employment Agreements:
A summary of the principal terms of our employment agreements with our NEOs is provided below under “Executive Compensation - Employment Agreements.”
Our Compensation Philosophy
Citizens recognizes the importance of its employees in fulfilling its role as a successful business enterprise and a responsible corporate citizen. Our compensation philosophy is to compensate all employees (including our named executive officers) at a level sufficient to attract, motivate, and retain the talent we need to achieve or surpass the short-term and long-term goals set forth in our business plan, without promoting irresponsible behavior. Guided by this philosophy, the pay and benefits practices of Citizens reflect our vision and values, and the economic condition of the banking industry, and are built on a framework of pay-for-performance, comprehensive position evaluations, and market-competitiveness. Executive management, with approval of our Board of Directors, fulfills our responsibility to promote the best interests of Citizens through the execution of sensible compensation principles and practices.
Citizens’ compensation philosophy is created and sustained on core compensation principles. In determining compensation levels, we consider the key factors to be:
1.We will not create incentives that foster inappropriate risk nor pay excessive compensation. No Citizens compensation plan, program, or practice will promote excessive risk taking or encourage behavior inconsistent with Citizens’ vision, mission, or strategy. We believe all of our compensation elements comply with appropriate banking regulations and sound compensation practices, which we believe neither pays excessive compensation nor encourages inappropriate risk taking.
2.Citizens does not discriminate on the basis of race, gender, religion, national origin, veteran status, handicap, or sexual orientation in determining pay levels. Demonstrated performance, skills, commitment and results determine pay.
3.Each pay grade and pay range will have a minimum, a maximum, and a mid-point. The mid-point is the rate we generally will pay a new hire who meets the required standards of education, skills, and experience. The maximum is the highest rate we will pay a fully qualified performing employee in that job. Salary above mid-point will be based upon exemplary performance.
4.Compensation levels are driven by an employee’s level of impact on our organization. Not all positions are created equal. Various positions require different levels of skills, knowledge, and personal attributes that drive different rates of pay and/or variable compensation opportunity. We have established a job structure and job evaluation process that provides a formal hierarchy of grades and salary ranges.
5.All employees should be paid a wage in line with their position within an assigned range for that position. Salary range minimums are a guideline to pay for an entry point position for that wage range. Any incumbent with the requisite skills to perform the job at minimally acceptable standards should be paid at least this rate. The salary range midpoint is developed to represent the wage paid to an employee performing the expectations of their position.
6.Pay levels for positions are reviewed periodically.
7.Our ability to pay drives our compensation program. Profitability is a key driver in determining compensation opportunity. The annual salary is the single largest investment Citizens makes each year. It is incumbent on our compensation professionals and senior management to ensure that our plans provide an appropriate return to Citizens and its stockholders, in addition to appropriately compensating successful performance.
Additionally, as described above under the Section “Corporate Governance Matters - The Board’s Role in Risk Oversight,” our Compensation Committee has primary oversight responsibility to ensure that our compensation programs and practices do not encourage unreasonable or excessive risk-taking and that any risks are subject to reasonably appropriate controls. We consider the following factors to maintain “at risk” compensation within appropriate levels:
•Although profitability is a key driver for compensation opportunities, we do not reward, and in fact discourage, the taking of excessive or inordinate risk. Our Compensation Philosophy is “risk-reflective,” meaning we create our pay structure and programs to appropriately reward the returns from acceptable risk-taking through optimal pay mix, performance metrics, calibration and timing.
•Employees eligible for incentives or sales performance pay for new business are not permitted to make credit, investment, or consumer pricing decisions independently.
•We have no “highly-leveraged” or entirely uncapped incentive plans. Where there are elements of an incentive plan that are uncapped, the performance drivers of these elements are not risk based.
•Incentive compensation plans for certain positions which contain significant risk to Citizens (e.g., our CEO and CFO positions) include corporate and individual components, and awards are determined or reviewed by the Compensation Committee prior to any payment.
•Plan sponsors, those executives in charge of business lines in which incentive plans exist, are not eligible for awards under the plans they sponsor.
Compensation Process
Our Compensation Committee is independent and involved.
•Each member of the committee is an independent director and is a non-employee director under the applicable rules of NASDAQ and the SEC, respectively.
•The Committee decides all compensation matters for our named executive officers.
In fulfilling its duties and responsibilities, the Compensation Committee may consult with members of management and hire independent consultants. Our Chief Executive Officer works with our Compensation Committee in making recommendations regarding our overall compensation policies and plans as well as specific compensation levels for our other officers and key employees, other than the Chief Executive Officer. Members of management who were present for portions of Compensation Committee meetings in fiscal 2022 and the first part of fiscal 2023 included our Chief Executive Officer and Chief Financial Officer. The Compensation Committee makes all decisions regarding the compensation of our Chief Executive Officer and Chief Financial Officer. Executives are not present for discussion of or decisions on their own compensation.
The Compensation Committee’s charter provides the Compensation Committee with the sole discretion to retain or obtain advice from compensation consultants or other advisers, and requires that the Company provide the Committee with adequate funding to do so.
At the Company’s 2022 Annual Meeting, pursuant to a non-binding, advisory vote, stockholders approved the compensation of the Company’s named executive officers as disclosed in the proxy statement for the meeting by a vote of 6,332,556 shares in favor to 412,909 against. The Compensation Committee has considered the results of this advisory stockholder vote and believes that it shows support by the Company’s stockholders for the Company’s compensation philosophy and the executive compensation programs that implement the Company’s compensation philosophy.

Compensation Components
Citizens utilizes three general forms of compensation for our named executive officers: base salary, short-term incentive compensation, and long-term incentive compensation. We deliver compensation at various levels of the organization in different ways.
In our most senior positions (including for each of our named executive officers), we have a combination of base salary and short-term and long-term incentives to help us attract and retain talented leaders to ensure continued growth and continuity. In positions where there is a clear ability to impact performance by providing short-term incentives linked to specific goals, we have created incentive plans that we believe are market competitive and in line with our ability to pay. Short-and long-term incentives are tied directly to individual performance and/or business results. Awards are paid only when business performance is strong.
At the non-executive, non-senior management levels of the organization we rely on base salary and short-term incentives. This array of compensation plans permits greater control over managing our fixed costs, while providing competitive and meaningful rewards. Base salaries are fixed, primarily, based on what we believe are market rates. Based primarily on performance against stated goals, short-and long-term incentive pay gives us the opportunity to reward for performance in a specific year, or over a period of years, without the recurring (and compounding) expense of a base salary adjustment. Each of our compensation components is described in greater detail below.

Component	Objective/Purpose	Key Features
Base Salary
•    Provide competitive base compensation to recognize executives’ roles, responsibilities, contributions, experience and performance. Our salaries generally are targeted to be within the range of market median.
•    Sufficient to discourage inappropriate risk taking by executives.

•    Fixed cash compensation that is the basis for other compensation elements such as incentive pay.
•    Actual salaries and increases reflect an executive’s performance, experience and pay level relative to internal and external salary relationships.

Short-Term Incentives
•    Motivate and reward achievement of specific annual performance goals to align executives with the Company’s strategic plan and critical performance goals.
•    Provide meaningful “pay-at-risk” that is earned each year based on performance. Actual awards vary based on performance.
• Annual cash awards based on achievement of the financial and corporate objectives for the Bank and individual executive.
Long-term Incentives
•    Align executive and stockholder interests through stock awards which are tied to the Company’s financial performance.
•    Time-based restricted shares to help ensure executives have an ownership/equity interest.
•    Performance-based awards to incentivize executives over multi-year periods.

•    Annual awards covering 3-year incentive period.
•    50% of awards are time-based, with pro rata annual vesting over 3-year period.
•    50% of awards are performance-based, with vesting based on 3-year financial performance objective.

Benefits and Perquisites	• Be competitive with industry practice and enable the Company to attract, motivate and retain qualified talent.	• Insurance and retirement security benefits.
Employment Agreements and Severance/Change in Control Benefits	• Be competitive with industry practice. • Protect the executive and the Company in the event of termination. • Retain executives in the event of a change in control.	• Double-trigger change-in-control provisions. • Restrictive covenants for non-solicitation and non-competition.
The following table illustrates the relative mix of our base salary, target short-term incentive compensation and target long-term incentive compensation for fiscal 2022:

	Compensation Components
Named Executive Officer	Base Salary	Short-Term Incentives	Long-Term Incentives
Stephen M. Bianchi	58.82%	20.59%	20.59%
James S. Broucek	62.50%	18.75%	18.75%

Base salary
We pay base salaries to attract and retain talented employees, including our named executive officers. Base salary increases are driven primarily by demonstrated value to our organization and are reviewed annually and adjusted from time to time, based on a review of market data and an assessment of company, business unit and individual performance and experience. Merit increases are awarded based on the performance of the employee. The following are the annual base salaries that were paid to our NEOs in 2022:

Named Executive Officer	FY 2022
Stephen M. Bianchi	$370,000
James S. Broucek	$225,000
Short-Term Incentives
We pay annual cash incentive compensation under our Executive Short Term Incentive Plan (STIP) to our NEOs for achieving corporate performance targets related to the Bank and individual performance targets. We balance the security provided by base salary with the “at-risk” feature of annual incentive compensation to attract and retain top quality employees and provide proper incentive to enhance the value of the Company’s Common Stock for its stockholders.
Clawback Provisions and Policy
Incentive compensation under our STIP is subject to clawback provisions applicable to all participants, including our NEOs. Pursuant to those provisions, if incentive compensation paid to a participant was based on the achievement of financial results that are subsequently restated, and those results would have impacted the incentive payment, contribution or vesting, then we may require the participant to repay any amounts in excess of what would have been paid and/or contributed had the financial results been properly reported. We may seek direct repayment from the participant or reduce his or her other compensation by an amount equal to the repayment obligations.
In 2022, the Company adopted a clawback policy. The policy provides that, in the event of an accounting restatement, the Company will require reimbursement or forfeiture of any excess incentive compensation received during the three completed fiscal years immediately preceding the date on which the Company is required to prepare an accounting restatement. The policy covers incentive compensation, whether equity or cash, that is granted, earned, or vested based wholly or in part on the attainment of a financial reporting measure.

STIP Awards
In fiscal 2023, our Compensation Committee and Board of Directors approved STIP awards for annual incentive compensation based on performance criteria established in January 2022, which awards are payable to our named executive officers in 2023. Similarly, in fiscal 2022, our Compensation Committee and Board of Directors approved STIP awards for annual incentive compensation based on performance criteria established in January 2021, which awards were paid to our named executive officers in 2022 and disclosed in our proxy statement for our 2022 annual meeting, which are set forth under the Summary Compensation Table below.
In order to be eligible for an award under the STIP based on 2022 performance, the Company must have achieved a minimum return on average equity of 4% and minimum OCC safety and soundness composite rating, and the named executive officer must have received an adequate annual performance review. The STIP awards are determined based on the achievement of corporate performance targets, weighted at 85%, and individual performance targets, weighted at 15%. Corporate performance targets include metrics related to the Bank’s financial performance. The individual performance targets for each NEO considered items such as implementation of strategic priorities, active investor relations outreach, and effective and transparent communication with the Board.
The annual minimum, target and maximum percentages of base salary to be paid to each of our named executive officers under the STIP are as depicted in the table below:

Named Executive Officer	Minimum (% of Base Salary)	Target (% of Base Salary)	Maximum (% of Base Salary)
Stephen M. Bianchi	25%	35%	45%
James S. Broucek	20%	30%	40%

The Compensation Committee assessed Company performance goals and individual performance for each NEO and authorized the incentive compensation set forth below to be paid to the NEOs under the STIP for fiscal 2022 with such amounts to be paid in 2023.

Named Executive Officer	Target STIP Award	Actual STIP Payment	% of Target
Stephen M. Bianchi	$129,500	$169,417	131%
James S. Broucek	$67,500	$91,397	135%

Long-Term Incentives
Our Long-Term Incentive Plan (LTIP) is designed to link compensation levels with performance results and ensure sustained alignment with stockholder interests by providing equity-based awards to our named executive officers under our 2018 Equity Incentive Plan and previously issued under our 2008 Equity Incentive Plan. In addition, we believe equity awards provide an important retention tool for our named executive officers because the awards are subject to multi-year performance periods and vesting. Awards under this plan consist of equity-based awards, including restricted stock, restricted share units, stock appreciation rights and stock options.
Fiscal 2022 LTIP Awards
For fiscal 2022, our Compensation Committee and Board of Directors approved 2022 LTIP awards for a three-year performance period beginning January 1, 2022. The fiscal 2022 LTIP awards had the following components as a percentage of base salary:

	Time-Based Awards (% of Base Salary)	Performance-Based Awards
Named Executive Officer		Minimum		Target		Maximum
		(% of Base Salary)	($)	(% of Base Salary)	($)	(% of Base Salary)	($)
Stephen M. Bianchi	17.50%	8.75%	$32,375	17.50%	$64,750	26.25%	$97,125
James S. Broucek	15.00%	7.50%	$16,875	15.00%	$33,750	22.50%	$50,625
Time-Based Awards. Time-based awards consist of shares of restricted stock subject to a three-year vesting period, with one-third of each award vesting on the anniversary of the date of grant.
Performance-Based Awards. Performance-based awards consist of a right to receive a certain number of shares determined based on the achievement of return on total shareholder return compared to a selected peer group for the three-year performance period ending December 31, 2024. The potential number of shares earned under the performance-based awards between the minimum, target and maximum objectives are determined on a linear basis for performance between the objectives.
Fiscal 2020-2022 LTIP Awards
At the end of fiscal 2022, the Compensation Committee reviewed the Company’s performance under performance-based equity awards granted to our NEOs for the period beginning January 1, 2020 and ending December 31, 2022. For the three-year period ended December 31, 2022, the Compensation Committee determined that Messrs. Bianchi and Broucek achieved 100% of their maximum performance-based awards. This resulted in the issuance of 6,439 shares to Mr. Bianchi and 3,169 shares to Mr. Broucek.

SUMMARY COMPENSATION TABLE
The table below provides information for fiscal 2022 and 2021 regarding compensation paid by the Company to the persons who served as our NEOs.

Summary Compensation Table

Name and Principal Position	Period	Salary (1)	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation (4)	All Other Compensation (5)	Total
Stephen M. Bianchi	FY 2022	$366,598	$129,500	$—	$169,417	$23,860	$689,375
CEO and Principal Executive Officer	FY 2021	$350,164	$105,676	$—	$160,834	$29,879	$646,553
James S. Broucek	FY 2022	$222,494	$67,494	$—	$91,397	$13,040	$394,425
CFO and Principal Accounting Officer	FY 2021	$210,021	$52,973	$—	$84,120	$21,138	$368,252
Explanatory Notes for Summary Compensation Table:
1.These amounts reflect the aggregate amount actually earned by each executive when aggregating each pay period amount paid between (and including) January 1, 2022 and December 31, 2022, and between January 1, 2021 and December 31, 2021.
2.These amounts reflect the grant date fair value of time-based and performance-based restricted stock awards granted in the applicable fiscal year, computed in accordance with Accounting Standards Codification Topic 718-10 (formerly FAS 123(R)), excluding estimated forfeitures. The assumptions made in valuing stock awards are included under the caption “Note 13 - Stock- Based Compensation” in the Notes to our Consolidated Financial Statements. Information with respect to the awards granted in the fiscal year is set forth below under “Outstanding Equity Awards at Fiscal Year End” and “Stock Awards”.
3.These amounts reflect the grant date fair value of option awards granted in the applicable fiscal year, computed in accordance with Accounting Standards Codification Topic 718-10 (formerly FAS 123(R)). We calculate the grant date fair value of option awards using the Black-Sholes option pricing model. For purposes of this calculation, the impact of forfeitures is excluded until they actually occur. The other assumptions made in valuing option awards are included under the caption “Note 13 - Stock-Based Compensation” in the Notes to our Consolidated Financial Statements.
4.These awards represent cash bonuses awarded under our Short Term Incentive Plan by our Compensation Committee to each listed officer in connection with our financial performance and each officer’s achievement of certain pre-determined individual performance goals. Awards earned during the period are payable in the next period.
5.The table below shows the components of this column, which include our match for each individual’s 401(k) plan contributions, automobile allowance including commuting mileage, and HSA contribution.

Name and Principal Position	Period	401(k) Match	Auto	HSA Contribution	Total “All Other Compensation”
Stephen M. Bianchi	FY 2022	$12,200	$10,400	$1,260	$23,860
CEO and Principal Executive Officer	FY 2021	$20,999	$7,200	$1,680	$29,879
James S. Broucek	FY 2022	$12,200	$—	$840	$13,040
CFO and Principal Accounting Officer	FY 2021	$19,458	$—	$1,680	$21,138

Outstanding Equity Awards at Fiscal Year End
The following table sets forth information on outstanding option and restricted stock awards held by the named executive officers at December 31, 2022, including the number of shares underlying both exercisable and unexercisable portions of each stock option as well as the exercise price and expiration date of each outstanding option and the number of shares of restricted stock held at fiscal year-end that had not yet vested.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)(1)
Stephen M. Bianchi (2)	20,000	—	$11.00	6/24/2026	—	$—
Stephen M. Bianchi (3)	—	—	$—	NA	1,431	$17,215
Stephen M. Bianchi (4)	—	—	$—	NA	4,902	$58,971
Stephen M. Bianchi (5)	—	—	$—	NA	3,268	$39,314
Stephen M. Bianchi (6)	—	—	$—	NA	4,625	$55,639
Stephen M. Bianchi (7)	—	—	$—	NA	4,625	$55,639
James S. Broucek (8)	8,000	—	$13.60	10/31/2027	—	$—
James S. Broucek (9)	—	—	$—	NA	704	$8,469
James S. Broucek (10)	—	—	$—	NA	2,457	$29,558
James S. Broucek (11)	—	—	$—	NA	1,638	$19,705
James S. Broucek (12)	—	—	$—	NA	2,410	$28,992
James S. Broucek (13)	—	—	$—	NA	2,411	$29,004

1.	Market value equals the closing market price of our Common Stock on December 31, 2022, which was $12.03, multiplied by the number of shares of restricted stock that have not vested as of such date.
2.	The common stock options and restricted shares of Common Stock vest pro rata over a five year period on each of June 24, 2017, June 24, 2018, June 24, 2019, June 24, 2020 and June 24, 2021.
3.	The restricted shares of Common Stock vest pro rata over a three year period on each of January 23, 2021, January 23, 2022 and January 23, 2023.
4.	The Performance-Based target number of restricted shares of Common Stock vest upon achievement of the performance criteria at the end of the three year period ending on December 31, 2023.
5.	The restricted shares of Common Stock vest pro rata over a three year period on each January 28, 2022, January 28, 2023 and January 28, 2024.
6.	The restricted shares of Common Stock vest pro rata over a three year period on each January 27, 2023, January 27, 2024 and January 27, 2025.
7.	The Performance-Based target number of restricted shares of Common Stock vest upon achievement of the performance criteria at the end of the three year period ending on December 31, 2024.
8.	The common stock options vest pro rata over a five year period on each of October 31, 2018, October 31, 2019, October 31, 2020, October 31, 2021 and October 31, 2022.
9.	The restricted shares of Common Stock vest pro rata over a three year period on each of January 23, 2021, January 23, 2022 and January 23, 2023.
10.	The Performance-Based target number of restricted shares of Common Stock vest upon achievement of the performance criteria at the end of the three year period ending on December 31, 2023.
11.	The restricted shares of Common Stock vest pro rata over a three year period on each January 28, 2022, January 28, 2023 and January 28, 2024.
12.	The restricted shares of Common Stock vest pro rata over a three year period on each January 27, 2023, January 27, 2024 and January 27, 2025.
13.	The Performance-Based target number of restricted shares of Common Stock vest upon achievement of the performance criteria at the end of the three year period ending on December 31, 2024.

Employment Agreements
Mr. Bianchi’s Amended and Restated Employment Agreement
On April 21, 2022, we entered into a Third Amended and Restated Executive Employment Agreement with Mr. Bianchi for a term from April 21, 2022 to December 31, 2025, with automatic one-year renewal periods thereafter, which provides for the following compensation terms for Mr. Bianchi. Pursuant to the employment agreement, as modified, Mr. Bianchi receives a base salary of $370,000 per year. Mr. Bianchi’s base salary may be increased based on Mr. Bianchi’s performance and contribution to the Company, as determined by the Board of Directors. Mr. Bianchi is also eligible for an annual incentive award pursuant to the terms of the STIP and his individual incentive goals. Mr. Bianchi is also eligible to receive incentive awards pursuant to the terms of the LTIP and the 2018 Equity Incentive Plan, and any successor plans thereto. Mr. Bianchi is also eligible to participate in the Company’s employee benefit plans as in effect from time to time on the same basis as generally made available to other senior executives of the Company.
In addition, Mr. Bianchi’s employment agreement provides for certain payments and benefits in the event of a termination of Mr. Bianchi’s employment under specific circumstances.
If Mr. Bianchi’s employment with the Company is terminated by the Company for “cause,” or is voluntarily terminated by Mr. Bianchi without “good reason” (each as defined in the employment agreement), Mr. Bianchi would be entitled to: (i) his salary earned but unpaid as of date of termination; and (ii) all vested benefits to which he is entitled under any benefit plans in accordance with the terms of such plans (the “accrued obligations”). Mr. Bianchi shall forfeit any other unvested amounts, including any unearned bonuses. If Mr. Bianchi’s employment is terminated due to his disability or death, Mr. Bianchi (or his legal representative, as the case may be) would be entitled to: (i) the accrued obligations; (ii) a pro-rated incentive award pursuant to the terms of the STIP; and (iii) a pro-rated incentive award pursuant to the terms of the LTIP.
If Mr. Bianchi’s employment is terminated by the Company without cause or by Mr. Bianchi with good reason, Mr. Bianchi would be entitled to: (i) the accrued obligations; (ii) an amount equal to a pro-rated incentive award pursuant to the STIP, (iii) a payment equal to two hundred percent (200%) of (A) Mr. Bianchi’s annual salary at the time of termination and (B) the greater of (x) the amount of a pro-rated incentive award pursuant to the terms of the STIP or (y) a pro-rated amount of the average Mr. Bianchi’s STIP awards, if any, received for the two plan years immediately prior to the plan year in which termination occurs; and (iv) continued participation in the Company’s medical and dental plans with the full monthly premiums to be paid by the Company for up to eighteen (18) months following the date of termination, subject to the terms of the employment agreement.
If Mr. Bianchi’s employment is terminated by the Company without cause or by Mr. Bianchi with good reason following a change in control (as defined in the employment agreement), Mr. Bianchi would be entitled to: (i) the accrued obligations; (ii) a pro-rated incentive award pursuant to the terms of the STIP; (iii) a payment equal to two hundred and fifty percent (250%) of (A) Mr. Bianchi’s annual salary at the time of termination and (B) the greater of (x) the amount of a pro-rated incentive award pursuant to the terms of the STIP or (y) a pro-rated amount of the average Mr. Bianchi’s STIP awards, if any, received for the two plan years immediately prior to the plan year in which termination occurs; and (iv) continued participation in the Company’s medical and dental plans with the full monthly premiums to be paid by the Company for up to thirty months following the date of termination, subject to the terms of the employment agreement.
Following any termination of employment, Mr. Bianchi will be subject to a confidentiality covenant; a 24-month non-solicitation covenant related to clients of the company; a 24-month non-solicitation of employees covenant; and an 18-month non-competition covenant.
Mr. Broucek’s Employment Agreement
On April 21, 2022, we entered into a Second Amended and Restated Executive Employment Agreement with Mr. Broucek for a term from April 21, 2022 to December 31, 2025, with automatic one-year renewal periods thereafter, which provides for the following compensation terms for Mr. Broucek. The employment agreement provides that Mr. Broucek receives a base salary of $225,000 per year. Mr. Broucek’s base salary may be increased based on Mr. Broucek’s performance and contribution to the Company, as determined by the Board of Directors. Mr. Broucek is also eligible for an annual incentive award pursuant to the terms of the STIP and his individual incentive goals. Mr. Broucek is also eligible to receive incentive awards pursuant to the terms of the LTIP and the 2018 Equity Incentive Plan, and any successor plans thereto. Mr. Broucek is also eligible to participate in the Company’s employee benefit plans as in effect from time to time on the same basis as generally made available to other senior executives of the Company.
In addition, Mr. Broucek’s employment agreement provides for certain payments and benefits in the event of a termination of Mr. Broucek’s employment under specific circumstances.

If Mr. Broucek’s employment is terminated by the Company for “cause,” or is voluntarily terminated by Executive without “good reason” (as each term is defined in the employment agreement), Mr. Broucek would be entitled to: (i) his salary earned but unpaid as of the date of termination; and (ii) all vested benefits to which he is entitled under any benefit plans in accordance with the terms of such plans (the “accrued obligations”).
If Mr. Broucek’s employment is terminated due to his disability or death, Mr. Broucek (or his legal representative, as the case may be) would be entitled to (i) the accrued obligations; (ii) a pro-rated incentive award pursuant to the STIP; and (iii) a pro-rated incentive award pursuant to the terms of the LTIP.
If Mr. Broucek’s employment is terminated by the Company without cause or by Mr. Broucek with good reason, Mr. Broucek would be entitled to (i) the accrued obligations; (ii) an amount equal to a pro-rated incentive award pursuant to the terms of the STIP; (iii) a payment equal to fifty percent (50%) of (A) his annual salary at the time of termination and (B) the greater of (x) the amount of a pro-rated incentive award pursuant to the terms of the STIP or (y) a pro-rated amount of the average STIP awards, if any, that he received for the two plan years immediately prior to the plan year in which termination occurs; and (iv) continued participation in the Company’s medical and dental plans with the full monthly premiums to be paid by the Company for up to six (6) months following the date of termination, subject to the terms of the employment agreement.
If Mr. Broucek’s employment is terminated by the Company without cause or by Mr. Broucek with good reason following a change in control (as defined in the employment agreement), Mr. Broucek would be entitled to (i) the accrued obligations; (ii) a pro-rated incentive award pursuant to the terms of the STIP; (iii) a payment equal to two hundred percent (200%) of (A) his salary at the time of termination and (B) the greater of (x) the amount of a pro-rated incentive award pursuant to the terms of the STIP or (y) a pro-rated amount of the average STIP awards, if any, that he received for the two plan years immediately prior to the plan year in which termination occurs; and (iv) continued participation in the Company’s medical and dental plans with the full monthly premiums to be paid by the Company for up to twenty-four months following the date of termination, subject to the terms of the employment agreement.
Following any termination of employment, Mr. Broucek will be subject to a confidentiality covenant; a 24-month non-solicitation covenant related to clients of the company; a 24-month non-solicitation of employees covenant; and an 18-month non-competition covenant.
Post-Employment Compensation
401(k) Plan Benefits
Our executive officers are eligible to participate in our 401(k) plan on the same terms as our other employees. Our 401(k) plan is a qualified, tax-exempt savings plan with a cash or deferred feature qualifying under Section 401(k) of the Internal Revenue Code. All employees who have attained age 18 and completed 90 days of continuous employment, are automatically enrolled in the 401(k) plan unless they decline to participate.

Participants are permitted to make salary reduction contributions to the 401(k) plan of up to 100% of their salary, up to a maximum of $20,500 ($27,000 for employees over 50 years of age) and 100% of their salary, up to a maximum of $19,500 ($26,000 for employees over 50 years of age) for each of calendar years 2022 and 2021, respectively. We match each contribution in an amount equal to 100% of the participant’s 401(k) deferrals for the year up to 4% of their salary, provided the participant must contribute a minimum of 4% of his or her salary as a condition to receiving the matching contribution. In addition, for fiscal 2021, the Company made additional discretionary profit sharing plan contributions equal to 2% of each employee’s compensation. All contributions made by participants are before-tax contributions. All participant contributions and earnings are fully and immediately vested.

Participants may invest amounts contributed to their 401(k) plan accounts in one or more investment options available under the 401(k) plan. Changes in investment directions among the funds are permitted on a periodic basis pursuant to procedures established by the plan administrator. Each participant receives a quarterly statement that provides information regarding, among other things, the market value of all investments and contributions made to the 401(k) plan on the participant’s behalf.

Other Stock Benefit Plans
In addition to our 2018 Equity Incentive Plan, directors, officers and other employees of the Company and its subsidiaries were previously eligible to participate in our 2008 Equity Incentive Plan (the “Prior Plan”), which is terminated and under which no new awards may be made. Currently outstanding awards under the Prior Plan will continue to remain outstanding in accordance with their terms and include, without limitation, stock options, stock appreciation rights, restricted stock and restricted stock units. Upon the death or disability of the participant or upon a change in control of Citizens, these awards become 100% exercisable or vested.

CEO Pay Ratio

The Company is providing the following information, pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, regarding the ratio of the total compensation of its median employee for 2022 to the total compensation of Stephen M. Bianchi, the Company’s President and Chief Executive Officer (the “CEO”), for 2022. The Company considers the pay ratio specified below to be a reasonable estimate, calculated in a manner that is intended to be consistent with the requirements in Item 402(u) of Regulation S-K.

For the year ended December 31, 2022:

•The median of the annual total compensation of all of our employees (other than the CEO) for the year ended December 31, 2022 was $46,155; and

•the annual total compensation of the CEO, as reported in the Summary Compensation Table above, was $689,375.

Based on this information, for 2022, the annual total compensation of our CEO was approximately 14.9 times the median total compensation of all of our employees (other than the CEO) for the year ended December 31, 2022.

Determining the Median Employee

For the purposes of the pay ratio calculation, the Company’s employee population consists of full-time and part-time employees at all locations, including all temporary employees employed as of the measurement date, and compensation is based on actual wages and benefits paid, according to U.S. and local payroll records, using annualized compensation for all employees who were new hires.

Compensation Measure and Total Compensation of the Median Employee for 2022

With respect to the total compensation of the median employee for the year ended December 31, 2022, the Company calculated such employee’s compensation for 2022 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

Total Compensation of the CEO for 2022

With respect to the total compensation of the CEO for the year ended December 31, 2022, the Company used the amount reported in the “Total” column of the Summary Compensation Table for 2022 included in this Proxy Statement. Any adjustments, estimates and assumptions used to calculate his total compensation are described in the footnotes to the Summary Compensation Table.

Pay-versus-Performance

The following table shows the total compensation from the Summary Compensation Table to compensation actually paid ("CAP") for the CEO and the CAP paid to the other non-CEO named executive officer ("NEO") during 2022. This table also includes, for comparative purposes, the Company's total shareholder return and the Company's net income. The total shareholder return assumes a hypothetical investment of $100 in common stock on January 1, 2021 with dividends reinvested. The table below shows net income of the Company as reported in the Consolidated Statements of Income in our annual report on Form 10-K.

Year	Summary Compensation Table Total for CEO	Compensation Actually Paid to CEO (1)	Summary Compensation Table Total for Non-CEO NEO (2)	Compensation Actually Paid to Non-CEO NEO (2)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return	Net Income
2022	$689,375	$658,775	$394,425	$378,725	$115	$17,761,000
2021	$646,553	$704,810	$368,252	$396,683	$129	$21,266,000

(1) The CEO, included in both years above is Mr. Bianchi. To calculate the CEO CAP, the following amounts were deducted from and added to Summary Compensation Table total compensation. There were no awards that failed to meet the applicable vesting condition or that were forfeited during 2022.

	Summary Compensation Table		Current Year Stock Awards		Prior Stock Awards
Year	Total Compensation	Stock Awards	Year End Fair Value of Awards Outstanding & Unvested	Vest Date Fair Value of Awards Granted & Vested in Current Year	Change In Fair Value of Awards Outstanding & Unvested	Change in Fair Value of Awards Vested in Current Year	Total Dividends Paid on Vested Awards	Compensation Actually Paid (CAP)
2022	$689,375	$(129,500)	$111,278	$0	$(16,706)	$1,903	$2,425	$658,775
2021	$646,553	$(105,676)	$134,988	$0	$24,022	$2,231	$2,692	$704,810

(2) The Non-CEO NEO, included in both years above is Mr. Broucek. To calculate the Non-CEO NEO CAP, the following amounts were deducted from and added to Summary Compensation Table total compensation. There were no awards that failed to meet the applicable vesting condition or that were forfeited during 2022.

	Summary Compensation Table		Current Year Stock Awards		Prior Stock Awards
Year	Total Compensation	Stock Awards	Year End Fair Value of Awards Outstanding & Unvested	Vest Date Fair Value of Awards Granted & Vested in Current Year	Change In Fair Value of Awards Outstanding & Unvested	Change in Fair Value of Awards Vested in Current Year	Total Dividends Paid on Vested Awards	Compensation Actually Paid (CAP)
2022	$394,425	$(67,494)	$57,996	$0	$(8,350)	$912	$1,236	$378,725
2021	$368,252	$(52,973)	$67,666	$0	$11,756	$863	$1,119	$396,683

PROPOSAL 2:
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
Our Audit Committee has appointed Eide Bailly, LLP as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2023. Unless otherwise directed, proxies will be voted FOR the ratification of such appointment.

Although this appointment is not required to be submitted to a vote of our stockholders, our Board of Directors believes it appropriate as a matter of policy to request that our stockholders ratify the appointment. If stockholder ratification is not received, the Board of Directors will reconsider the appointment, and may retain that firm or another firm without resubmitting the matter to the Company’s stockholders. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different firm at any time during the fiscal year if it determines that such a change would be in the Company’s best interests.

It is not expected that a representative of Eide Bailly, LLP will be present at the Annual Meeting. Citizens management will be available to respond to relevant questions regarding the appointment of our auditor.
Vote Required for Approval
The approval of the ratification of Eide Bailly, LLP requires the affirmative vote of a majority of the votes cast at the Annual Meeting by stockholders present in person or by proxy. There will be no broker non-votes on this proposal, and abstentions will not count toward the determination of whether this proposal is approved.

Board of Directors Recommendation
The Board of Directors recommends a vote FOR the ratification of Eide Bailly, LLP as Citizens’ independent registered public accounting firm for the fiscal year ending December 31, 2023.

PROPOSAL 3:
NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION
We believe that our compensation policies and procedures, which are reviewed and approved by our Compensation Committee, are designed to align our named executive officer’s compensation with our short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain key executives who are important to Citizens’ continued success. The Compensation Committee periodically reviews all elements of our executive compensation program and takes any steps it deems necessary to continue to fulfill the objectives of our compensation programs.
Stockholders are encouraged to carefully review the “Directors Meetings and Committees - Compensation Committee” and “Executive Compensation” sections of this Proxy Statement for a detailed discussion of our executive compensation programs. These programs have been designed to promote a performance-based culture which aligns the interests of our executive officers and other managers with the interests of our stockholders. This includes equity awards, with long-term vesting requirements based on the executive officers achieving company goals and objectives.
We believe stockholders should consider the following in determining whether to approve this proposal:
•Each member of Citizens’ Compensation Committee is independent under the applicable standards of NASDAQ;
•The Compensation Committee continually monitors our performance and adjusts compensation practices accordingly;
•The Compensation Committee regularly assesses our individual and total compensation programs against peer companies, the general marketplace and other industry data points;
•We have maintained base salaries for our named executive officers at modest levels and increased base salaries in line with our peers;
•We do not offer supplemental retirement benefits to any of our named executive officers; and
•Our employment agreements with Mr. Bianchi and Mr. Broucek provide for a “double-trigger” rather than a “single-trigger” condition regarding the compensation and benefits received in connection with a qualifying termination in the event of a “change in control.”
Congress has enacted requirements commonly referred to as “say on pay” rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. As required by these rules under Section 14A of the Exchange Act, we are asking that the stockholders vote in favor of the following resolution:

“Resolved, that the stockholders of Citizens Community Bancorp, Inc. approve the compensation of Citizens’ named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

Because this stockholder vote is advisory, it will not be binding on the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Vote Required for Approval
The approval of the non-binding advisory proposal on our executive compensation described in this Proxy Statement requires the affirmative vote of a majority of the votes cast at the Annual Meeting by stockholders present in person or by proxy. Abstentions and broker non-votes will not count toward the determination of whether this proposal is approved.

Board of Directors Recommendation
The Board of Directors recommends a vote FOR the non-binding advisory resolution approving our executive compensation.

PROPOSAL 4:
NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION
The Dodd-Frank Act requires that we submit to a vote of our shareholders once every six years a non-binding advisory proposal on the frequency of future “Say on Pay” votes. Shareholders may vote on an advisory basis as to whether future “Say on Pay” votes should occur every 1, 2 or 3 years.

The enclosed proxy allows shareholders to vote for 1, 2 or 3 years for the non-binding advisory proposal for the frequency of future “Say on Pay” votes, or to abstain. The last time shareholders voted on the frequency of future advisory votes on executive compensation, at our 2017 annual meeting of shareholders, the option of every 1 year received the most votes from shareholders, and this frequency was subsequently adopted by the Corporation. In addition, we believe that holding such a vote annually is beneficial to our compensation strategy and objectives. The Board of Directors recommends that shareholders vote for every “1 year” for the non-binding advisory proposal on the frequency of future advisory votes on executive compensation.

Because this shareholder vote is advisory, it will not be binding on the Board of Directors. However, the Board of Directors will take into account the outcome of the vote when considering the frequency of future “Say on Pay” votes.
Vote Required for Approval
Shareholders may vote on an advisory basis as to whether future “Say on Pay” votes should occur every 1, 2 or 3 years, or may abstain. If none of the frequency options receive a majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by the shareholders. This means that whichever of 1, 2 or 3 years receives the most votes will be approved. Abstentions and broker non-votes will not count toward the determination of whichever of 1, 2 or 3 years is approved.
Board of Directors Recommendation
The Board of Directors recommends a vote “FOR” approval of every “1 year” for the non-binding advisory proposal on the frequency of future advisory votes on executive compensation. Although the Board of Directors recommends that you vote for every “1 year,” the enclosed proxy allows you to vote for 1, 2 or 3 years, or to abstain. You are not voting simply to approve or disapprove the Board of Directors’ recommendation.

ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K
We are required to file an annual report, called a Form 10-K, with the SEC. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 will be made available, without charge, to any person entitled to vote at the Annual Meeting. Written requests should be directed to Corporate Secretary, Citizens Community Bancorp, Inc., 2174 EastRidge Center, Eau Claire, Wisconsin 54701.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for the proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders, unless the affected stockholder has provided contrary instructions. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
A number of brokers with account holders who are Citizens stockholders may be “householding” our proxy materials. A single set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of proxy materials, please notify your broker or us. Written requests should be directed to Corporate Secretary, Citizens Community Bancorp, Inc., 2174 EastRidge Center, Eau Claire, Wisconsin 54701, or call 715-839-4681. Stockholders who currently receive multiple copies of the proxy materials at their addresses and would like to request “householding” of their communications should contact their brokers.
STOCKHOLDER PROPOSALS
Any stockholder who desires to submit a proposal for inclusion in our proxy statement (our “2024 Proxy Statement”) for our 2024 annual meeting (the “2024 Annual Meeting”) in accordance with Rule 14a-8 must submit the proposal in writing to Corporate Secretary, Citizens Community Bancorp, Inc., 2174 EastRidge Center, Eau Claire, Wisconsin 54701. We must receive a proposal by December 30, 2023 (120 days prior to the anniversary of the mailing date of this Proxy Statement) in order to consider it for inclusion in our 2024 Proxy Statement.
Stockholder proposals that are not intended to be included in the proxy materials for our 2024 Annual Meeting, but that are to be presented by the stockholder from the floor are subject to the advance notice provisions in our Bylaws. According to our Bylaws, in order to be properly brought before the meeting, a proposal not intended for inclusion in our proxy materials must be received at our principal offices after February 21, 2024 (120 days prior to the anniversary of this annual meeting of stockholders) and before March 22, 2024 (90 days prior to the anniversary of this annual meeting of stockholders), except with respect to director nominations. The notice must set forth the following: (i) as to any business (other than the nomination of individuals for election as directors of the Company) that the stockholder proposes to bring before the meeting, a description of such business (including the text of any proposal, which may not be materially changed upon presentation at the meeting), the stockholder’s reasons for proposing such business at the meeting and any material interest in such business of such stockholder, individually or in the aggregate, including any anticipated benefit to the stockholder therefrom; (ii) the name and address of the stockholder proposing such business, as they appear on the Company’s books and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class, series and number of all shares of stock or other securities, if any, of the Company which are owned (beneficially or of record) by such stockholder; (iv) whether and the extent to which such stockholder, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (A) manage risk or benefit of changes in the price of Company securities for such stockholder or (B) increase or decrease the voting power of such stockholder in the Company disproportionately to such person’s economic interest in the Company securities; (v) a description of any plans or proposals which such stockholder may have with respect to any Company securities that would be required to be disclosed pursuant to Item 4 of Exchange Act Schedule 13D and all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business, including, without limitation, any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D, regardless of whether the requirement to file a Schedule 13D is applicable, (vi) a representation that such stockholder, or such stockholder’s duly-authorized proxy, intends to appear in person at the meeting to bring such business; and (vii) any other information relating to such stockholder or item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Regulation 14A (or any successor provision) of the Exchange Act.
Stockholder proposals related to director nominations under our Bylaws must be received at our principal offices not less than ninety (90) days prior to the date of the meeting; provided, however, that if less than one hundred (100) days’ notice or prior disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or otherwise transmitted or the day on which public announcement of the date of the meeting was first made by the Company, whichever shall first occur. The stockholder’s notice must comply with the same requirements for the notice described above for proposals other than in connection with director nominations, must be in writing and shall set forth: (i) as to each individual whom the stockholder proposes to nominate for election or reelection as a director, (A) all information relating to the proposed nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the proposed nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act; (B) the class, series and number of all Company securities, if any, which are owned (beneficially or of record) by each proposed nominee and (C) whether and the extent to which each proposed nominee, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (1) manage risk or benefit of changes in the price of Company securities for each such proposed nominee or (2) increase or decrease the voting power of each such proposed nominee in the Company disproportionately to such person’s economic interest in the Company securities; and (ii) as to the stockholder giving the notice, a representation that such stockholder or nominee intends or is part of a group which intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of the nominee in accordance with Rule 14a-19 of the Exchange Act. Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director of Citizens if elected.
If the notice does not comply with the requirements set forth in our Bylaws, the chairman of the meeting may refuse to acknowledge the matter. If the chairman of the meeting decides to present a proposal despite its untimeliness, the people named in the proxies solicited by the Board of Directors for the 2024 Annual Meeting of Stockholders will have the right to exercise discretionary voting power with respect to such proposal.

OTHER MATTERS
Our directors know of no other matters to be brought before the meeting. If any other matters properly come before the meeting, including any adjournment or adjournments thereof, it is intended that proxies received in response to this solicitation will be voted on such matters in the discretion of the person or persons named in the accompanying proxy form.

                                BY ORDER OF THE BOARD OF DIRECTORS

Stephen M. Bianchi,
President and Chief Executive Officer,
Chairman of the Board
Eau Claire, Wisconsin
April 28, 2023

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

CITIZENS COMMUNITY BANCORP, INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on June 19, 2023.

INTERNET/MOBILE – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

REVOCABLE PROXY

Please mark your votes like this **X**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED IN PROPOSAL 1, "FOR" PROPOSALS 2 AND 3, AND FOR "EVERY ONE YEAR" FOR PROPOSAL 4.

1. Election of Directors — FOR ☐ WITHHOLD ☐ FOR ALL EXCEPT ☐
   (1) Michael Conner
   (2) Francis Felber
   (3) Michael L. Swenson

(Instruction: To withhold authority to vote for any individual nominee, mark "For All Except" and Strike a line through that nominee's name in the list above)

3. To approve a non-binding advisory proposal on executive compensation. — FOR ☐ AGAINST ☐ ABSTAIN ☐

4. To approve a non-binding advisory proposal on the frequency of future votes on executive compensation. — EVERY ONE YEAR ☐ EVERY TWO YEARS ☐ EVERY THREE YEARS ☐ ABSTAIN ☐

5. In the named proxies discretion to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Mark here if you plan to attend the meeting. ☐

CONTROL NUMBER

Signature____________________ **Signature, if held jointly**____________________ **Date**__________, **2023**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

The proxy statement and our 2022 Annual Report to Stockholders are available at https://www.cstproxy.com/ccf/2023

The undersigned acknowledges receipt from Citizens Community Bancorp, Inc. prior to execution of this proxy of the Notice of Annual Meeting, the Proxy Statement for the 2023 Annual Meeting and the 2022 Annual Report to Shareholders.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

REVOCABLE PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

CITIZENS COMMUNITY BANCORP, INC.

The undersigned hereby appoints Stephen M. Bianchi and James S. Broucek, and each of them, as the official Proxy Committee of the Board of Directors, each with full powers of substitution, as attorneys and proxies for the undersigned, with each having the right to vote individually and act without the other, with respect to all shares of common stock of Citizens Community Bancorp, Inc., which the undersigned is entitled to vote at the annual meeting of shareholders ("Meeting"), to be held at the Holiday Inn Eau Claire South at 4751 Owen Ayres Ct, Eau Claire, Wisconsin 54701, on Tuesday, June 20, 2023, at 4:00 p.m. local time, and at any and all adjournments thereof. The Board of Directors recommends a vote "FOR" Proposals 1 - 3 and a vote of "EVERY ONE YEAR" for Proposal 4.

Should a director nominee be unable to serve as a director, an event that Citizens Community Bancorp, Inc. does not currently anticipate, the persons named in this proxy reserve the right, in their discretion, to vote for a substitute nominee designated by the Board of Directors.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED BY THE UNDERSIGNED SHAREHOLDER. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE THREE NOMINEES TO THE BOARD OF DIRECTORS, IN FAVOR OF PROPOSALS 2 AND 3, FOR "EVERY ONE YEAR" FOR PROPOSAL 4, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. AT THE PRESENT TIME THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

This proxy may be revoked at any time before it is voted by delivering to the Corporate Secretary of Citizens Community Bancorp, Inc., on or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy or a later dated proxy (submitted through the mail) relating to the same shares of Citizens Community Bancorp, Inc. common stock, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in itself constitute the revocation of a proxy.

(Continued, and to be marked, dated and signed, on the other side)

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

401(K) PLAN VOTE AUTHORIZATION CITIZENS COMMUNITY BANCORP, INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on June 19, 2023.

INTERNET/MOBILE – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

REVOCABLE PROXY

Please mark your votes like this **X**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED IN PROPOSAL 1, "FOR" PROPOSALS 2 AND 3, AND FOR "EVERY ONE YEAR" FOR PROPOSAL 4.

1. Election of Directors
   (1) Michael Conner
   (2) Francis Felber
   (3) Michael L. Swenson

   FOR ☐ WITHHOLD ☐ FOR ALL EXCEPT ☐

(Instruction: To withhold authority to vote for any individual nominee, mark "For All Except" and Strike a line through that nominee's name in the list above)

   FOR ☐ AGAINST ☐ ABSTAIN ☐

   FOR ☐ AGAINST ☐ ABSTAIN ☐

   EVERY ONE YEAR ☐ EVERY TWO YEARS ☐ EVERY THREE YEARS ☐ ABSTAIN ☐

5. In the named proxies discretion to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Mark here if you plan to attend the meeting. ☐

CONTROL NUMBER

Signature____________________ **Signature, if held jointly**____________________ **Date**__________, **2023**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

The proxy statement and our 2022 Annual Report to Stockholders are available at https://www.cstproxy.com/ccf/2023

The undersigned acknowledges receipt from Citizens Community Bancorp, Inc. prior to execution of this proxy of the Notice of Annual Meeting, the Proxy Statement for the 2023 Annual Meeting and the 2022 Annual Report to Shareholders.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

REVOCABLE PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

CONFIDENTIAL - 401(K) PLAN VOTE AUTHORIZATION CITIZENS COMMUNITY BANCORP, INC.

The undersigned hereby appoints Stephen M. Bianchi and James S. Broucek, and each of them, as the official Proxy Committee of the Board of Directors, each with full powers of substitution, as attorneys and proxies for the undersigned, with each having the right to vote individually and act without the other, with respect to all shares of common stock of Citizens Community Bancorp, Inc., which the undersigned is entitled to vote at the annual meeting of shareholders (“Meeting”), to be held at the Holiday Inn Eau Claire South at 4751 Owen Ayres Ct, Eau Claire, Wisconsin 54701, on Tuesday, June 20, 2023, at 4:00 p.m. local time, and at any and all adjournments thereof. The Board of Directors recommends a vote “FOR” Proposals 1 - 3 and a vote of “EVERY ONE YEAR” for Proposal 4.

Should a director nominee be unable to serve as a director, an event that Citizens Community Bancorp, Inc. does not currently anticipate, the persons named in this proxy reserve the right, in their discretion, to vote for a substitute nominee designated by the Board of Directors.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED BY THE UNDERSIGNED SHAREHOLDER. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE THREE NOMINEES TO THE BOARD OF DIRECTORS, IN FAVOR OF PROPOSALS 2 AND 3, FOR “EVERY ONE YEAR” FOR PROPOSAL 4, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. AT THE PRESENT TIME THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

This proxy may be revoked at any time before it is voted by delivering to the Corporate Secretary of Citizens Community Bancorp, Inc., on or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy or a later dated proxy (submitted through the mail) relating to the same shares of Citizens Community Bancorp, Inc. common stock, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in itself constitute the revocation of a proxy.

(Continued, and to be marked, dated and signed, on the other side)